                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                  FORM 8-K/A-1



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): August 30, 1996

                                HNC SOFTWARE INC.
             (Exact name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

        0-26146                                         33-0248788
(Commission File Number)                 (I.R.S. Employer Identification Number)


                5930 Cornerstone Court West, San Diego, CA 92121
                    (Address of Principal Executive Offices)


                                 (619) 546-8877
              (Registrant's Telephone Number, Including Area Code)

         This report on Form 8-K/A-1 supplements the report on Form 8-K filed with the Securities and Exchange Commission on September 12, 1996 by HNC Software Inc., a Delaware corporation (the "Company", "HNC" or the "registrant") to report its acquisition of all of the stock of Risk Data Corporation ("RDC"), a California corporation.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

The following financial information is being filed in order to satisfy the financial statement requirements for the Form 8-K filed on September 12, 1996 and Registration Statement on Form S-8 to be filed subsequent to this document which will incorporate this document by reference.

                                                                                                                            Page
                                                                                                                            ----
(a)  Financial Statements of Business Acquired.
     The following financial statements are filed herewith:
     Unaudited Condensed Balance Sheet at June 30, 1996                                                                      4
     Unaudited Condensed Statement of Operations for the six months ended
         June 30, 1996 and 1995                                                                                              5
     Unaudited Condensed Statement of Cash Flows for the six months ended
         June 30, 1996 and 1995                                                                                              6
     Notes to Unaudited Condensed Financial Statements                                                                       7
     Report of Independent Auditors                                                                                          8
     Balance Sheets at December 31, 1995 and 1994                                                                            9
     Statements of Operations for the year ended December 31, 1995, the period from September 1, 1994 to December 31, 1994, and the years ended
         August 31, 1994 and 1993                                                                                           10
     Statements of Common Shareholders' Equity for the year ended
         December 31, 1995, the period from September 1, 1994 to
         December 31, 1994, and the years ended August 31, 1994 and 1993 11
     Statements of Cash Flows for the year ended December 31, 1995, the period from September 1, 1994 to December 31, 1994, and the years ended
         August 31, 1994 and 1993                                                                                           12
     Notes to Financial Statements                                                                                          13

(b)  Pro Forma, Historical and Supplemental Financial Information.
     (1) The following pro forma financial information is being filed herewith:
         Unaudited Pro Forma Combined Condensed Balance Sheet at June 30, 1996                                              22
         Unaudited Pro Forma Combined Condensed Statement of Operations for the
              six months ended June 30, 1996                                                                                23
         Unaudited Pro Forma Combined Condensed Statement of Operations for the
              six months ended June 30, 1995                                                                                24
         Notes to Unaudited Pro Forma Combined Condensed Financial Statements                                               25
     (2) Financial Statements of HNC Software Inc.
         The following financial statements are being filed herewith:
         Report of Independent Accountants                                                                                  26
         Consolidated Balance Sheet at December 31, 1995 and 1994                                                           27
         Consolidated Statement of Income for the years ended December 31, 1995,
              1994 and 1993                                                                                                 28

         Consolidated Statement of Cash Flows for the years ended December 31,
              1995, 1994 and 1993                                                                                           29
         Consolidated Statement of Changes in Stockholders' Equity (Deficit) for the
              years ended December 31, 1995, 1994 and 1993                                                                  30
         Notes to Consolidated Financial Statements                                                                         31
     (3) Supplemental Financial Information.
         The following supplemental financial information is being filed herewith:
         Supplemental Consolidated Balance Sheet at December 31, 1995 and 1994
         Supplemental Consolidated Statement of Income for the years ended
         December 31, 1995,
              1994 and 1993                                                                                                 42
         Supplemental Consolidated Statement of Cash Flows for the years ended December 31,
              1995, 1994 and 1993                                                                                           43
         Supplemental Consolidated Statement of Changes in Stockholders' Equity (Deficit) for the
              years ended December 31, 1995, 1994 and 1993                                                                  44
         Notes to Supplemental Consolidated Financial Statements                                                            45
     (4) Financial Statement Schedule.
         Report of Independent Accountants on Financial Statement Schedule 57
         For the three years ended December 31, 1995 -
              Schedule II - Valuation and Qualifying Accounts and Reserves                                                  58

(c)  Exhibits.

     The following exhibits are filed herewith:

         *2.01 Agreement and Plan of Reorganization dated as of July 19, 1996 by and among the Company, HNC Merger Corp. and Risk Data Corporation, as amended. Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules have been omitted but will be furnished supplementally to the Commission upon request.

         *2.02 Agreement of Merger dated as of August 30, 1996 by and between HNC Merger Corp. and Risk Data Corporation.

         *4.01 Registration Rights Agreement dated as of August 30, 1996 by and among the Company and the former shareholders of Risk Data Corporation.

         11.01    Statement Regarding Computation of Per Share Earnings (Loss).                                             61

         23.01    Consent of Price Waterhouse LLP, Independent Accountants.                                                 62

         23.02    Consent of Ernst & Young LLP, Independent Auditors.                                                       63

----------------------
*The asterisked exhibits were included in the registrant's report on Form 8-K as filed by the registrant on September 12, 1996.

                              RISK DATA CORPORATION

                        UNAUDITED CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)



                                                                                    JUNE 30,
                                                                                      1996
                                                                                      ----

                                                  ASSETS
Current assets:
     Cash and cash equivalents ...............................................       $    59
     Accounts receivable, net ................................................         3,159
     Other current assets ....................................................           341
                                                                                     -------
         Total current assets ................................................         3,559
Property and equipment, net ..................................................         1,463
Other assets .................................................................           702
                                                                                     -------
                                                                                     $ 5,724
                                                                                     =======


                           LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK
                                        AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Accounts payable ........................................................       $   154
     Accrued liabilities .....................................................           536
     Deferred revenue ........................................................         1,068
     Notes payable ...........................................................         4,880
     Other current liabilities ...............................................           545
                                                                                     -------
         Total current liabilities ...........................................         7,183
                                                                                     -------
Other non-current liabilities ................................................           658
                                                                                     -------

Mandatorily redeemable preferred stock, no par value:
         Series A, 1,363 authorized, 1,356 shares issued and outstanding .....         2,250
         Series B, 514 authorized, 464 shares issued and outstanding .........         4,050
                                                                                     -------
                                                                                       6,300
                                                                                     -------

Stockholders' deficit:
     Common stock, no par value - 10,000 shares authorized:
         1,000 shares issued and outstanding .................................            46
     Accumulated deficit .....................................................        (8,463)
                                                                                     -------
         Total stockholders' deficit .........................................        (8,417)
                                                                                     -------
                                                                                     $ 5,724
                                                                                     =======












     See accompanying notes to the unaudited condensed financial statements.

                              RISK DATA CORPORATION

                   UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)



                                                SIX MONTHS ENDED JUNE 30,
                                                -------------------------
                                                  1996           1995
                                                 -------        -------
Revenues .................................       $ 2,600        $ 2,418

Cost of revenues .........................         2,173          1,210
                                                 -------        -------

Gross profit .............................           427          1,208
                                                 -------        -------

Operating expenses:
    Research and development .............           717            739
    Sales and marketing ..................           954            526
    General and administrative ...........           655            462
                                                 -------        -------
       Total operating expenses ..........         2,326          1,727
                                                 -------        -------

Operating loss ...........................        (1,899)          (519)

Interest and other income ................             2             13
Interest expense .........................          (286)          (170)
                                                 -------        -------
          Loss before income tax provision        (2,183)          (676)

Income tax provision .....................             1           --
                                                 -------        -------
          Net loss .......................       $(2,184)       $  (676)
                                                 =======        =======


    See accompanying notes to the unaudited condensed financial statements.

                              RISK DATA CORPORATION

                   UNAUDITED CONDENSED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                 SIX MONTHS ENDED JUNE 30,
                                                                 -------------------------
                                                                    1996           1995
                                                                  -------        -------
Cash flows from operating activities:
    Net loss ..............................................       $ (2,184)      $  (676)
    Adjustments to reconcile net income to net cash
    provided by operating activities:
       Depreciation and amortization ......................           265            218
       Changes in assets and liabilities:
          Accounts receivable, net ........................          (947)          (328)
          Other assets ....................................            24           (475)
          Accounts payable ................................            27             18
          Accrued liabilities .............................           257             17
          Deferred revenue ................................         1,008           --
          Other liabilities ...............................           (49)            48
                                                                  -------        -------
              Net cash used in operating activities .......        (1,599)        (1,178)
                                                                  -------        -------

Cash flows from investing activities:
    Acquisitions of property and equipment ................           (67)           (26)
                                                                  -------        -------
              Net cash used in investing activities .......           (67)           (26)
                                                                  -------        -------

Cash flows from financing activities:
    Proceeds from issuance of common stock ................            41           --
    Proceeds from issuance of notes payable to stockholders          --              500
    Proceeds under revolving line of credit ...............           309            495
    Repayments under revolving line of credit .............          (623)          (230)
    Proceeds under bridge loan ............................         1,999           --
    Repayment of capital lease obligations ................          (267)          (239)
                                                                  -------        -------
              Net cash provided by financing activities ...         1,459            526
                                                                  -------        -------

Net decrease in cash and cash equivalents .................          (207)          (678)
Cash and cash equivalents at beginning of period ..........           266            746
                                                                  -------        -------

Cash and cash equivalents at end of period ................       $    59        $    68
                                                                  =======        =======

SUPPLEMENTAL CASH FLOW DISCLOSURE:
     Interest paid ........................................       $   324        $   203
                                                                                 =======

     Income taxes paid ....................................       $  --          $     1
                                                                  =======        =======











    See accompanying notes to the unaudited condensed financial statements.

                              RISK DATA CORPORATION

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - GENERAL

    In management's opinion, the accompanying unaudited condensed financial statements for Risk Data Corporation ("the Company") as of June 30, 1996 and for the six months ended June 30, 1996 and 1995 have been prepared in accordance with generally accepted accounting principles for interim financial statements and include all adjustments (consisting only of normal recurring accruals) that the Company considers necessary for a fair presentation of its financial position, results of operations, and cash flows for such periods. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. All such financial statements are unaudited. This report and the accompanying unaudited financial statements should be read in conjunction with the Company's audited financial statements and notes thereto presented elsewhere in this filing for the year ended December 31, 1995. Footnotes and other disclosures as of June 30, 1996 and for the six months ended June 30, 1996 and 1995, which would substantially duplicate the disclosures in the Company's audited financial statements for fiscal year ended December 31, 1995, have been omitted. The interim financial information herein is not necessarily indicative of the results to be expected for the full year ending December 31, 1996.


NOTE 2 - FINANCING ARRANGEMENTS

    Effective January 6, 1996, the Company renewed its credit facility with revised terms and conditions. The new credit facility is comprised of a revolving line of credit secured by eligible accounts receivable as well as a bridge loan that is secured by certain stockholders. During the six months ended June 30, 1996, the Company borrowed $1,999,000 against the bridge loan (Note 4).


NOTE 3 - STOCK-BASED COMPENSATION

    In October 1995, the Financial Accounting Standard Board issued Statement of Financial Accounting Standards (FAS) No. 123, "Accounting for Stock-Based Compensation." FAS 123 was adopted by the Company as required for its fiscal 1996 financial statements and did not have a material effect on the Company's financial position or results of operations. The Company continues to measure compensation expense for its stock-based employee compensation plan using the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees," and will provide pro forma disclosures of net income and earnings per share in its 1996 annual financial statements as if the fair value-based method prescribed by FAS 123 had been applied in measuring compensation expense.


NOTE 4 - SUBSEQUENT EVENTS

    Effective August 30, 1996, the Company was acquired by HNC Software Inc.
(HNC). Under the terms of the acquisition, accounted for as a pooling of interest, the Company exchanged all of its outstanding common and preferred shares for 1,891,456 common shares of HNC.

    During September 1996, all of the Company's outstanding debt, including $3,901,000 of bank notes payable and $1,000,000 of notes payable to stockholders, was repaid.

                         Report of Independent Auditors

The Board of Directors and Shareholders
Risk Data Corporation

We have audited the accompanying balance sheets of Risk Data Corporation as of December 31, 1995 and 1994, and the related statements of operations, common shareholders' equity, and cash flows for the year ended December 31, 1995, the period September 31, 1994 to December 31, 1994 and the years ended August 31, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Risk Data Corporation at December 31, 1995 and 1994, and the results of its operations and its cash flows for the year ended December 31, 1995, the period September 31, 1994 to December 31, 1994 and the years ended August 31, 1994 and 1993, in conformity with generally accepted accounting principles.


                                                               Ernst & Young LLP



March 8, 1996,
except for Note 6 as to which the date is August 30, 1996

                              Risk Data Corporation

                                 Balance Sheets

                                                                                          DECEMBER 31
                                                                                    1995              1994
                                                                              ------------------------------------
ASSETS
Current assets:
    Cash and cash equivalents                                                     $    266,126    $     745,894
    Accounts receivable, net of allowance for doubtful accounts of $41,000 in
       1995 and $162,380 in 1994                                                     2,211,524        2,149,422
    Deferred charges, net                                                              260,962          279,142
    Prepaid expenses and other current assets                                          150,339          153,161
                                                                              ------------------------------------
Total current assets                                                                 2,888,951        3,327,619

Property and equipment, at cost:
    Computer equipment                                                               1,790,407        1,299,348
    Furniture and fixtures                                                             503,610          483,691
    Leasehold improvements                                                              30,562           30,133
                                                                              ------------------------------------
                                                                                     2,324,579        1,813,172
    Accumulated depreciation and amortization                                         (974,944)        (518,805)
                                                                              ------------------------------------
                                                                                     1,349,635        1,294,367

Software development costs                                                             517,005          109,402
Other assets                                                                           138,716          192,484
                                                                              ------------------------------------
Total assets                                                                        $4,894,307       $4,923,872
                                                                              ====================================

LIABILITIES, REDEEMABLE PREFERRED STOCK, AND COMMON SHAREHOLDERS'
    EQUITY
       Current liabilities:
          Bank line of credit                                                       $2,195,225       $1,375,000
          Accounts payable                                                             126,788           31,917
          Accrued liabilities                                                          278,997          235,288
          Deferred revenue                                                              59,590                -
          Current portion of capital lease obligations                                 460,970          415,780
          Current portion of reserve for loss on sublease                               87,569           90,314
                                                                              ------------------------------------
Total current liabilities                                                            3,209,139        2,148,299

Capital lease obligations due after one year                                           373,414          515,855

Notes payable to shareholders                                                        1,000,001                -

Deferred rent and reserve for loss on sublease                                         238,635          243,590

Other long-term liabilities                                                             46,890           37,890

Commitments

Redeemable preferred stock:
    Series A redeemable preferred stock, no par value:
       Authorized shares - 1,362,831
       Issued and outstanding shares - 1,355,831                                     2,249,999        2,249,999
    Series B redeemable preferred stock, no par value:
       Authorized shares - 514,450
       Issued and outstanding shares - 464,450                                       4,050,004        4,050,004

Common shareholders' equity:
    Common stock, no par value:
       Authorized shares - 10,000,000
       Issued and outstanding shares - 1,000,000                                         5,000            5,000
    Accumulated deficit                                                             (6,278,775)      (4,326,765)
                                                                              ------------------------------------
Total common shareholders' equity (deficiency)                                      (6,273,775)      (4,321,765)
                                                                              ------------------------------------
Total liabilities, redeemable preferred stock, and common
    shareholders' equity                                                            $4,894,307       $4,923,872
                                                                              ====================================

                              Risk Data Corporation

                            Statements of Operations


                                                                    PERIOD
                                                   YEAR          SEPTEMBER 1,         YEAR              YEAR
                                            ENDED DECEMBER 31      1994 TO            ENDED             ENDED
                                                   1995       DECEMBER 31, 1994   AUGUST 31 1994    AUGUST 31 1993
                                            ------------------------------------------------------------------------

Revenues                                         $ 4,577,291       $   678,297      $  4,218,503       $2,352,411

Cost of revenues                                   2,407,520           592,607         1,612,538        1,025,607
                                            ------------------------------------------------------------------------

Gross profit                                       2,169,771            85,690         2,605,965        1,326,804

Operating costs:
    Selling, general and administrative
       expenses                                    3,282,057         1,309,532         2,402,682        1,136,882
    Research and development expenses                463,678           195,802           410,210          276,114
                                            ------------------------------------------------------------------------
Total operating costs                              3,745,735         1,505,334         2,812,892        1,412,996
                                            ------------------------------------------------------------------------

Loss from operations                              (1,575,964)       (1,419,644)         (206,927)         (86,192)

Interest expense, net                                375,246            93,666           177,904           99,281
                                            ------------------------------------------------------------------------

Loss before provision for taxes                   (1,951,210)       (1,513,310)         (384,831)        (185,473)

Provision for state taxes                                800             1,600               800              800
                                            ------------------------------------------------------------------------
Net loss                                         $(1,952,010)      $(1,514,910)     $   (385,631)      $ (186,273)
                                            ========================================================================


See accompanying notes.

                              Risk Data Corporation

                    Statements of Common Shareholders' Equity


                                                 COMMON STOCK             ACCUMULATED
                                     -----------------------------------
                                          SHARES           AMOUNT           DEFICIT           TOTAL
                                     ----------------------------------------------------------------------

Balance at August 31, 1992                 1,000,000         $5,000         $(2,239,951)     $(2,234,951)
    Net loss                                       -              -            (186,273)        (186,273)
                                     ----------------------------------------------------------------------
Balance at August 31, 1993                 1,000,000          5,000          (2,426,224)      (2,421,224)
    Net loss                                       -              -            (385,631)        (385,631)
                                     ----------------------------------------------------------------------
Balance at August 31, 1994                 1,000,000          5,000          (2,811,855)      (2,806,855)
    Net loss                                       -              -          (1,514,910)      (1,514,910)
                                     ----------------------------------------------------------------------
 Balance at December 31, 1994              1,000,000          5,000          (4,326,765)      (4,321,765)
    Net loss                                       -              -          (1,952,010)      (1,952,010)
                                     ======================================================================
Balance at December 31, 1995               1,000,000         $5,000         $(6,278,775)     $(6,273,775)
                                     ======================================================================


See accompanying notes.

                              Risk Data Corporation

                            Statements of Cash Flows

                                                                               PERIOD
                                                               YEAR         SEPTEMBER 1        YEAR          YEAR
                                                               ENDED          1994 TO          ENDED         ENDED
                                                            DECEMBER 31     DECEMBER 31      AUGUST 31     AUGUST 31
                                                               1995             1994           1994          1993
                                                           ------------------------------------------------------------
OPERATING ACTIVITIES
Net loss                                                    $(1,952,010)    $(1,514,910)    $  (385,631)  $  (186,273)
Adjustments to reconcile net loss to net cash used
    in operating activities:
       Depreciation and amortization                            456,139         116,885         242,577        77,353
       Loss on disposal of property and equipment                     -               -          10,145             -
       Changes in operating assets and liabilities:
          Accounts receivable                                   (62,102)        769,760      (1,438,569)   (1,222,339)
          Deferred charges                                       18,180         154,787        (286,914)      187,934
          Prepaid expenses                                        2,822         (17,631)        (85,583)      (17,581)
          Other assets                                           53,768          52,451        (158,227)      (78,626)
          Accounts payable and accrued liabilities              138,580         (65,431)        127,584       120,458
          Deferred rent and reserve for loss on sublease         (7,700)        141,919          95,931          (972)
          Deferred revenue                                       59,590               -               -             -
          Other long-term liabilities                             9,000           8,960          28,930             -
                                                           ------------------------------------------------------------
Net cash used in operating activities                        (1,283,733)       (353,210)     (1,849,757)   (1,120,046)

INVESTING ACTIVITIES
Purchases of property and equipment                            (106,367)        (61,697)       (111,964)      (92,673)
Capitalization of software development costs                   (407,603)       (109,402)              -             -
                                                           ------------------------------------------------------------
Net cash used in investing activities                          (513,970)       (171,099)       (111,964)      (92,673)

FINANCING ACTIVITIES
Proceeds from (repayments of) notes payable to
    shareholders                                              1,000,001               -        (800,000)      300,000
Issuance of preferred stock                                           -               -       4,050,004             -
Net proceeds (repayments) under line of credit agreement
                                                                820,225         615,000        (300,000)      970,000
Payment of capital lease obligations                           (502,291)       (119,535)       (256,512)      (62,022)
                                                           ------------------------------------------------------------
Net cash provided by financing activities                     1,317,935         495,465       2,693,492     1,207,978
                                                           ------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents           (479,768)        (28,844)        731,771        (4,741)
Cash and cash equivalents at beginning of period                745,894         774,738          42,667        47,408
                                                           ------------------------------------------------------------
Cash and cash equivalents at end of period                 $    266,126    $    745,894     $   774,438   $    42,667
                                                           ============================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                              $    356,725    $     73,334     $   278,480   $    47,028

Taxes paid                                                        1,700             800             800           800

SUPPLEMENTAL DISCLOSURE OF NONCASH FUNDING ACTIVITY
Equipment acquired under capital lease                     $    411,273    $    134,291      $1,038,002   $    47,028


See accompanying notes.

                              Risk Data Corporation

                          Notes to Financial Statements

                                December 31, 1995

1. ACCOUNTING POLICIES

BUSINESS

Risk Data Corporation (the Company) was incorporated in 1987 under the laws of the State of California. The Company is an insurance information systems firm that generates revenues primarily by developing and licensing proprietary software products to the insurance industry throughout the United States.

DEFERRED CHARGES

Costs incurred to develop custom systems for specific customers are deferred until the system is installed.

DEPRECIATION AND AMORTIZATION

Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets, ranging from three to seven years.

SOFTWARE DEVELOPMENT COSTS

Research and development expenses incurred in the design, development and testing of new software until technological feasibility has been established for the product, and software maintenance and enhancement costs, are expensed as incurred. Thereafter, certain costs such as coding and testing are capitalized until the product is available for general release to customers. The Company uses the working model approach to establish technological feasibility and, to date, $517,005 of software development costs related to the Provider Compare and Comp Compare programs have been capitalized.

REVENUE RECOGNITION

Licensing agreements generally provide for a guaranteed minimum license fee and transactional fees. The first year of the minimum fee is recognized as revenue on the date a system is installed and transactional fees are recognized as revenue when system usage exceeds the monthly minimum license fee. The Company recognized $1,103,721, $521,326, $2,055,519 and $705,207 of transactional fees in excess of minimum license fees in fiscal 1995, the period September 1, 1994 to December 31, 1994 and fiscal 1994 and 1993, respectively. As of December 31, 1995 and 1994, $1,686,527 and $1,006,386 respectively, of receivables remain unbilled and are billable at contractually specified dates over the minimum noncancelable term, not to exceed one year.

                              Risk Data Corporation

                    Notes to Financial Statements (continued)


1. ACCOUNTING POLICIES (CONTINUED)

CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company licenses its software primarily to large insurance companies, state insurance funds and third-party insurance administrators. Significant customers accounted for 19% and 11% of revenues in 1995; 20%, 17%, 15%, 12% and 12% of revenues for the period September 1, 1994 to December 31, 1994; 13%, 12% and 11% of revenues for fiscal 1994; and 13% and 13% of revenues for fiscal 1993.

Credit is extended based on an evaluation of the customer's financial condition and collateral is generally not required. Credit losses have traditionally not been material and such losses have been within management's expectations.

STATEMENT OF CASH FLOWS

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

INCOME TAXES

The Company uses the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are recognized and measured based on the likelihood of realization of the related tax benefit in the future.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates made in preparing these financial statements include the allowance for doubtful accounts and the allowance for deferred charges.

                              Risk Data Corporation

1. ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Company's cash, cash equivalents, accounts receivable and accounts payable approximated their carrying accounts due to the relatively short maturity of these items. The fair value of debt approximated its carrying amount at December 31, 1995 based on rates currently available to the Company for debt with similar terms and remaining maturities.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The Company will adopt Statement 121 in 1996 and, based on current circumstances, does not believe the effect of the adoption will be material.

In October 1995, the Financial Accounting Standards Board issued FASB Statement No. 123 (FAS 123), Accounting for Stock-Based Compensation. The Company will be required to adopt FAS 123 in 1996. The Company intends to continue to account for stock option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and to adopt the "disclosure only" alternative available under FAS 123.

2. FINANCING ARRANGEMENTS

CREDIT FACILITY

As of December 31, 1995, the Company had a $3,000,000 revolving line of credit with a bank, secured by the Company's assets. Advances under the line were limited to 75% of eligible accounts receivable. The line bore interest at the bank's prime rate plus 2% (10.75% at December 31, 1995).

                              Risk Data Corporation

                    Notes to Financial Statements (continued)


2. FINANCING ARRANGEMENTS (CONTINUED)

CREDIT FACILITY (CONTINUED)

Effective January 6, 1996, the Company renewed its credit facility with revised terms and conditions. The new credit facility is comprised of a revolving line of credit secured by eligible accounts receivable as well as a bridge loan that is secured by the guarantees of certain shareholders. The maximum amount currently available under the revolving line of credit is $1,600,000. Future borrowings under the revolving line of credit may increase to the lesser of 75% of eligible accounts receivables or $3,000,000, when certain financial covenants are met. The revolving line of credit matures on January 5, 1997. The bridge loan portion of the credit facility has no financial covenants and may be drawn against up to $2,000,000. The bridge loan matures on September 5, 1996. All borrowings under the credit facility bear interest at the bank's prime rate plus 3%.

The line of credit agreement contains financial covenants including the maintenance of key financial ratios and covenants that limit the incurrence of additional debt and expenditures for the repurchase of the Company's common stock. At December 31, 1995, the Company was in compliance with the terms and covenants of the agreement or had obtained the necessary waivers from the bank.

NOTES PAYABLE TO SHAREHOLDERS

During 1995, the preferred stock shareholders loaned the Company $1,000,001 under subordinated note agreements (secured by the assets of the Company but subordinated to borrowings under the line of credit) bearing interest at 9%. The unpaid principal balance, together with accrued interest, is due in January 1997, subject to acceleration under certain conditions.

CAPITAL LEASE OBLIGATIONS

Obligations under capital leases are as follows for the years ending December
31:

      1996                                                                             $569,541
      1997                                                                              320,817
      1998                                                                               54,912
                                                                                ------------------
      Total minimum lease payments                                                      945,270
      Less amount representing interest                                                 110,886
                                                                                ------------------
      Present value of minimum lease payments                                           834,384
      Less current portion                                                              460,970
                                                                                ------------------
      Obligations under capital leases due after one year                              $373,414
                                                                                ==================

                              Risk Data Corporation

                    Notes to Financial Statements (continued)


2. FINANCING ARRANGEMENTS (CONTINUED)

CAPITAL LEASE OBLIGATIONS (CONTINUED)

The book value of assets under the capital leases at December 31, 1995 and 1994 was $1,613,918 and $1,054,418 net of accumulated amortization of $572,413 and $391,228 respectively.

3. COMMITMENTS

OPERATING LEASES

The Company leases (and subleases) office facilities and certain equipment under operating leases requiring the following future minimum lease payments for the years ending December 31:

                                                                                           NET FUTURE
                                     FUTURE MINIMUM LEASE        LESS SUBLEASE           MINIMUM LEASE
                                           PAYMENTS                  INCOME                 PAYMENTS
                                    ------------------------------------------------------------------------
      1996                                  $  494,198             $ (91,420)              $  402,778
      1997                                     414,359               (27,374)                 386,985
      1998                                     280,932                     -                  280,932
      1999                                       7,835                     -                    7,835
      2000                                       4,570                     -                    4,570
                                    ------------------------------------------------------------------------
                                            $1,201,894             $(118,794)              $1,083,100
                                    ========================================================================

A deferred lease obligation of $219,686 has been recorded through December 31, 1995 reflecting the difference between rent expense recognized on the straight-line basis and required lease payments.

Rent expense charged to operations for fiscal 1995 was $446,896 net of sublease income of $83,005, for the period September 1, 1994 to December 31, 1994 was $97,726 net of sublease income of $25,484 for fiscal 1994 was $209,871 net of sublease income of $14,267 and for fiscal 1993 was $127,000.

                              Risk Data Corporation

                    Notes to Financial Statements (continued)


4. SHAREHOLDERS' EQUITY

REDEEMABLE PREFERRED STOCK

Holders of preferred stock are entitled to receive dividends at the rate of $.1327 per annum per share of Series A preferred stock and $.6976 per annum per share of Series B preferred stock, only when and if declared by the Company's Board of Directors. These dividends are to be paid prior to any dividends on common stock, and are not cumulative. In the event of voluntary or involuntary liquidation, holders of preferred stock shall be entitled to receive ratably, prior to any distribution to common shareholders, an amount equal to $1.66 per outstanding share of Series A preferred stock and $8.72 per outstanding share of Series B preferred stock. Subsequent to the preferred distributions, the common shareholders shall receive ratable distributions equal to $.55 per share. Thereafter, all distributions shall be made pro rata among all preferred and common shareholders based upon the number of shares held by each (assuming conversion of the preferred shares to common).

The preferred stock is redeemable at the election of the holders after October 31, 1997, at a price equal to the original issue price, plus any declared but unpaid dividends, subject to the conditions that (i) the Company is not required to redeem in any 12-month period more than 33 1/3% of the original number, as adjusted, of a holder's shares, and (ii) the holder of 80% or more of the outstanding preferred stock may postpone for a specified period of time or waive such rights to redemption of all holders of preferred stock.

Subject to certain conditions, each preferred share is convertible into one share of common stock. Upon the closing of an initial public offering, subject to certain conditions, the preferred stock automatically converts into common stock. The conversion ratio shall be adjusted in the future to protect the holders of such preferred stock from dilution resulting from stock splits, stock dividends, and other similar capital transactions and from dilution due to the issuance of shares at a price less than the conversion price of the preferred shares in effect immediately prior to the issuance of such additional shares.

Holders of preferred stock have full voting rights and powers, equal to the voting rights and powers of the holders of common stock. Each preferred share is entitled to one vote for each share of common stock into which such preferred stock could be converted. In addition, the preferred shareholders have certain rights with respect to the election of directors.

                              Risk Data Corporation

                    Notes to Financial Statements (continued)


4. SHAREHOLDERS' EQUITY (CONTINUED)

STOCK WARRANT AND OPTIONS

At December 31, 1995, the Company had warrants outstanding for the purchase of 7,000 shares and 12,614 shares of Series A and B preferred stock at a price of $7.13 and $8.72 per share, respectively. The warrants are currently exercisable, and expire in August 1997 and May 2004, respectively. In connection with the renewal of the credit facility on January 6, 1996, the Company lowered the exercise price on the warrant to purchase 7,000 shares of Series A preferred stock from $7.13 per share to $3.00 per share.

At December 31, 1995, there were 608,500 nonqualified stock options outstanding (511,229 exercisable) under the Company's stock option plan. The options provide for the purchase of the Company's common stock at prices ranging from $.01 to $.87 per share, and generally vest over a four-year period and expire 10 years after date of grant. The Company's Board of Directors has authorized the issuance of up to an additional 135,500 options under similar terms. No options were exercised during 1995.

There are 2,332,955 shares of common stock reserved for issuance pursuant to the preferred stock conversion rights, the warrant agreements and the option plan.

5. TAXES BASED ON INCOME

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1995 and 1994 are as follows:

                                                                             1995              1994
                                                                       -----------------------------------


      Deferred tax assets:
         Tax operating loss carryforwards                                 $ 2,053,000       $ 1,555,000
         Research and development credit carryforwards                        176,000           133,000
         Deferred rent                                                        130,000           134,000
         Reserves                                                             121,000           114,000
         Accruals not currently deductible                                     95,000            79,000
                                                                       -----------------------------------
      Total deferred tax assets                                             2,575,000         2,015,000
      Valuation reserve                                                    (2,575,000)       (2,015,000)
                                                                       -----------------------------------
      Net deferred tax assets                                              $       -         $       -
                                                                       ===================================

                              Risk Data Corporation

                    Notes to Financial Statements (continued)


5. TAXES BASED ON INCOME (CONTINUED)

A valuation allowance has been recognized to fully reserve the deferred tax asset because the Company cannot yet determine if the asset will be realized. The difference between the effective tax rate and the statutory U.S. federal income tax rate is due primarily to the provision of such valuation allowance.

At December 31, 1995, the Company had net operating loss carryforwards of approximately $5,300,000 and $2,650,000 for federal and California income tax purposes, respectively, which will begin expiring in the year 1996. Pursuant to the Tax Reform Act of 1986, use of the Company's net operating loss carryforwards and other tax attributes may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period.

6. SUBSEQUENT EVENTS

Effective August 30, 1996, the Company was acquired by HNC Software, Inc. (HNC). Under the terms of the acquisition, accounted for as a pooling of interests, the Company exchanged all of its outstanding common and preferred shares for 1,891,456 common shares of HNC.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS


    The following unaudited pro forma combined condensed financial statements assume a business combination between HNC and RDC accounted for as a pooling of interests and are based on the Company's respective historical financial statements and the notes thereto. The unaudited pro forma combined condensed balance sheet gives effect to the RDC acquisition as if it had occurred on June 30, 1996, combining the balance sheets of HNC and RDC at June 30, 1996. The unaudited pro forma combined condensed statements of operations give effect to the RDC acquisition as if it had occurred at the beginning of the periods presented, combining HNC's historical results for the six months ended June 30, 1996 and 1995 with the corresponding RDC results for the six months ended June 30, 1996 and 1995, respectively.

    The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the RDC acquisition had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position.

         These unaudited pro forma combined condensed financial statements are based on, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of HNC and RDC included in this filing.

                                HNC SOFTWARE INC.
                     UNAUDITED PRO FORMA COMBINED CONDENSED
                                  BALANCE SHEET
                                  JUNE 30, 1996
                                 (IN THOUSANDS)



                                                                               HISTORICAL                PRO FORMA (1)
                                                                      --------------------------    ---------------------
                                                                         HNC      RDC      NOTES    ADJUSTMENTS  COMBINED
                                                                      --------  --------   -----    -----------  --------
                                     ASSETS
Current assets:
     Cash and cash equivalents .....................................  $  1,184  $     59              $   --     $  1,243
     Investments available for sale ................................    13,617      --                    --       13,617
     Accounts receivable, net ......................................     7,419     3,159                  --       10,578
     Other current assets ..........................................     3,910       341                  --        4,251
                                                                      --------  --------              --------   --------
         Total current assets ......................................    26,130     3,559                  --       29,689
Investments available for sale .....................................    27,001      --                    --       27,001
Property and equipment, net ........................................     3,477     1,463                  --        4,940
Other assets .......................................................     3,818       702                  --        4,520
                                                                      --------  --------              --------   --------
                                                                      $ 60,426  $  5,724              $   --     $ 66,150
                                                                      ========  ========              ========   ========


               LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK
                       AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
     Accounts payable ..............................................  $    721  $    154              $   --     $    875
     Accrued liabilities ...........................................     2,060       536                  --        2,596
     Deferred revenue ..............................................     2,006     1,068                  --        3,074
     Notes payable and other debt ..................................      --       4,880      (4)         --        4,880
     Other current liabilities .....................................      --         545                  --          545
                                                                      --------  --------              --------   --------
         Total current liabilities .................................     4,787     7,183                  --       11,970
                                                                      --------  --------              --------   --------
Other non-current liabilities ......................................      --         658                  --          658
                                                                      --------  --------              --------   --------

Mandatorily redeemable preferred stock, no par value:
     Series A, 1,363 authorized, 1,356 shares issued and
         outstanding ...............................................      --       2,250      (2)       (2,250)      --
     Series B, 514 authorized, 464 shares issued and
         outstanding ...............................................      --       4,050      (2)       (4,050)      --
                                                                      --------  --------              --------   --------
                                                                          --       6,300                (6,300)      --
                                                                      --------  --------              --------   --------
Stockholders' equity (deficit):
     Common stock, $0.001 par value - 50,000 shares
         authorized: 17,352 shares issued and
         outstanding ...............................................        15        46      (2)          (44)        17
     Paid-in capital ...............................................    54,714      --        (2)        6,344     61,058
     Retained earnings (accumulated deficit) .......................       910    (8,463)                 --       (7,553)
                                                                      --------  --------              --------   --------
         Total stockholders' equity (deficit) ......................    55,639    (8,417)                6,300     53,522
                                                                      --------  --------              --------   --------
                                                                      $ 60,426  $  5,724              $   --     $ 66,150
                                                                      ========  ========              ========   ========






   See accompanying notes to unaudited pro forma combined condensed financial statements.

                                HNC SOFTWARE INC.
                     UNAUDITED PRO FORMA COMBINED CONDENSED
                             STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                   HISTORICAL             PRO FORMA (1)
                                                            -----------------------       -------------
                                                               HNC           RDC    NOTES  COMBINED
                                                            --------       -------- -----  --------
Revenues:
    Software license and installation ...............       $ 10,448       $  2,600        $ 13,048
    Contracts and other .............................          6,030           --             6,030
                                                            --------       --------        --------
       Total revenues ...............................         16,478          2,600          19,078
                                                            --------       --------        --------
Operating expenses:
    Software license and installation ...............          2,126          2,173           4,299
    Contracts and other .............................          4,009           --             4,009
    Research and development ........................          3,602            717           4,319
    Sales and marketing .............................          3,169            954           4,123
    General and administrative ......................          1,734            655           2,389
                                                            --------       --------        --------
       Total operating expenses .....................         14,640          4,499          19,139
                                                            --------       --------        --------
Operating income (loss) .............................          1,838         (1,899)            (61)
Interest and other income ...........................          1,116              2           1,118
Interest expense ....................................           --             (286)           (286)
                                                            --------       --------        --------
          Income (loss) before income tax provision .          2,954         (2,183)            771
Income tax provision ................................          1,174              1           1,175
                                                            --------       --------        --------
          Net income (loss) .........................       $  1,780       $ (2,184)       $   (404)
                                                            ========       ========        ========

Net income (loss) per share .........................       $   0.11                  (3)  $  (0.02)
                                                            ========                       ========

Shares used in computing net income (loss) per share          16,870                         18,889
                                                            ========                       ========





   See accompanying notes to unaudited pro forma combined condensed financial statements.

                                HNC SOFTWARE INC.
                     UNAUDITED PRO FORMA COMBINED CONDENSED
                             STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1995
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                    HISTORICAL                          PRO FORMA (1)
                                                            ------------------------                    -------------
                                                               HNC            RDC        NOTES             COMBINED
                                                            --------        --------     -----             --------

Revenues:
    Software license and installation ...............       $  6,808       $  2,418                        $  9,226
    Contracts and other .............................          4,200           --                             4,200
                                                            --------        --------                       --------
       Total revenues ...............................         11,008          2,418                          13,426
                                                            --------        --------                       --------
Operating expenses:
    Software license and installation ...............          1,304          1,210                           2,514
    Contracts and other .............................          3,080           --                             3,080
    Research and development ........................          2,063            739                           2,802
    Sales and marketing .............................          2,262            526                           2,788
    General and administrative ......................          1,100            462                           1,562
                                                            --------        --------                       --------
       Total operating expenses .....................          9,809          2,937                          12,746
                                                            --------        --------                       --------
Operating income (loss) .............................          1,199           (519)                            680
Interest and other income ...........................             91             13                             104
Interest expense ....................................           --             (170)                           (170)
                                                            --------        --------                       --------
          Income (loss) before income tax provision .          1,290           (676)                            614
Income tax provision ................................            400           --                               400
                                                            --------        --------                       --------
          Net income (loss) .........................       $    890       $   (676)                       $    214
                                                            ========       ========                        ========

Net income (loss) per share .........................       $   0.07                           (3)         $   0.01
                                                            ========                                       ========

Shares used in computing net income (loss) per share          12,870                                         14,762
                                                            ========                                       ========










   See accompanying notes to unaudited pro forma combined condensed financial statements.

                                HNC SOFTWARE INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS






(1) The unaudited pro forma combined condensed financial statements of HNC and RDC give retroactive effect to the RDC acquisition which is being accounted for as a pooling of interests and, as a result, such statements are presented as if the combining companies had been combined for all periods presented.

     There were no material differences between the accounting policies of HNC and RDC. Certain amounts have been reclassified to conform to the pro forma presentation.

(2) These pro forma adjustments reflect the exchange of RDC's capital stock (including options and rights under RDC's option plan) for an aggregate of 1,891,456 shares of HNC common stock to effect the RDC acquisition. No changes were made to the terms of the RDC options in connection with the merger.

(3) Pro forma per share amounts are based on weighted average shares outstanding during each period, assuming each then outstanding Series A preferred share of RDC stock is exchanged for .61893 shares of common stock, each then outstanding Series B share of RDC stock is exchanged for .86747 shares of common stock, and each then outstanding common share of RDC stock is exchanged for .57999 shares of common stock.

(4) Subsequent to the acquisition, the $4,880,000 of outstanding debt of RDC was repaid.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of HNC Software Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of cash flows and of changes in stockholders' equity (deficit) present fairly, in all material respects, the financial position of HNC Software Inc. and its subsidiary at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in Note 2, on August 30, 1996, HNC Software Inc. merged with Risk Data Corporation in a transaction accounted for as a pooling of interests. The accompanying supplemental consolidated financial statements give retroactive effect to the merger of HNC Software Inc. with Risk Data Corporation.

In our opinion, the accompanying supplemental consolidated balance sheet and the related supplemental consolidated statements of income, of cash flows and of changes in stockholders' equity (deficit) present fairly, in all material respects, the financial position of HNC Software Inc. and its subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.





PRICE WATERHOUSE LLP

San Diego, California
January 30, 1996,
except as to the stock split which is as of April 3, 1996 and as to the pooling of interests with Risk Data Corporation which is as of August 30, 1996 and as to the repayment of all of Risk Data Corporation's outstanding debt which is as of September 11, 1996

                                HNC SOFTWARE INC.

                           CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                       DECEMBER 31,
                                                                                                 ------------------------
                                                                                                    1995          1994
                                                      ASSETS                                     ------------------------

Current assets:
     Cash and cash equivalents ...........................................................       $ 19,929        $  4,786
     Investments available for sale ......................................................         14,590           1,182
     Accounts receivable, net ............................................................          4,597           3,453
     Other current assets ................................................................          2,852             602
                                                                                                 --------        --------
         Total current assets ............................................................         41,968          10,023
Investments available for sale ...........................................................          8,336            --
Property and equipment, net ..............................................................          2,593           1,567
Other assets .............................................................................            533             625
                                                                                                 --------        --------
                                                                                                 $ 53,430        $ 12,215
                                                                                                 ========        ========


                                  LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE
                                PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
     Accounts payable ....................................................................       $    669        $    744
     Accrued liabilities .................................................................          2,451             827
     Deferred revenue ....................................................................          2,041             764
     Current portion of bank notes payable ...............................................           --               286
                                                                                                 --------        --------
         Total current liabilities .......................................................          5,161           2,621
                                                                                                 --------        --------
Bank notes payable, less current portion .................................................           --               401
                                                                                                 --------        --------

Mandatorily redeemable convertible preferred stock, $0.001 par value, including accretion:
     Series B, none and 1,208 shares issued and outstanding, respectively ................           --             4,015
     Series C, none and 2,834 shares issued and outstanding, respectively ................           --             5,124
     Series D, none and 2,128 shares issued and outstanding, respectively ................           --             4,030
                                                                                                 --------        --------
                                                                                                     --            13,169
                                                                                                 --------        --------

Commitments and contingencies (Note 9)

Stockholders' equity (deficit):
     Convertible preferred stock, $0.001 par value - 8,000 shares authorized:
         Series A, none and 380 shares issued and outstanding, respectively ..............           --              --
         Series E, none and 1,282 shares issued and outstanding, respectively ............           --                 1
     Common stock, $0.001 par value - 40,000 shares authorized:
         14,718 and 1,974 shares issued and outstanding, respectively ....................             15               2
     Paid-in capital .....................................................................         49,033           4,241
     Unrealized gain on investments available for sale ...................................             92            --
     Accumulated deficit .................................................................           (871)         (8,220)
                                                                                                 --------        --------
         Total stockholders' equity (deficit) ............................................         48,269          (3,976)
                                                                                                 --------        --------
                                                                                                 $ 53,430        $ 12,215
                                                                                                 ========        ========




          See accompanying notes to consolidated financial statements.

                                HNC SOFTWARE INC.

                        CONSOLIDATED STATEMENT OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                          YEAR ENDED DECEMBER 31,
                                                                 ----------------------------------------
                                                                   1995            1994            1993
                                                                 ----------------------------------------

Revenues:
     Software license and installation .....................     $ 16,028        $  8,822        $  3,688
     Contracts and other ...................................        9,146           7,651           6,614
                                                                 --------        --------        --------
         Total revenues ....................................       25,174          16,473          10,302
                                                                 --------        --------        --------

Operating expenses:
     Software license and installation .....................        2,990           2,830           1,219
     Contracts and other ...................................        6,894           5,040           4,022
     Research and development ..............................        4,598           2,733           1,489
     Sales and marketing ...................................        4,979           2,869           1,536
     General and administrative ............................        2,614           1,592           1,103
                                                                 --------        --------        --------
         Total operating expenses ..........................       22,075          15,064           9,369
                                                                 --------        --------        --------
Operating income ...........................................        3,099           1,409             933
Interest and other income ..................................          815             114              14
Interest expense ...........................................          (33)            (57)            (26)
                                                                 --------        --------        --------
              Income before income tax (benefit) provision..        3,881           1,466             921
Income tax (benefit) provision .............................         (576)           (457)             13
                                                                 --------        --------        --------
              Net income ...................................     $  4,457        $  1,923        $    908
                                                                 ========        ========        ========

Pro forma net income per share (unaudited) (Note 1) ........     $   0.31        $   0.16
                                                                 ========        ========

Shares used in computing pro forma net income
     per share (unaudited) (Note 1) ........................       14,292          12,362
                                                                 ========        ========


          See accompanying notes to consolidated financial statements.

                                HNC SOFTWARE INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                                   DECEMBER 31,
                                                                                  ----------------------------------------
                                                                                    1995            1994            1993
                                                                                  ----------------------------------------

Cash flows from operating activities:
     Net income ...........................................................       $  4,457        $  1,923        $    908
     Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization ....................................          1,124             306             115
         Changes in assets and liabilities:
              Accounts receivable, net ....................................         (1,144)         (1,172)           (287)
              Other assets ................................................         (2,158)         (1,007)             94
              Accounts payable ............................................            (75)            185            (124)
              Accrued liabilities .........................................          1,624             250             131
              Deferred revenue ............................................          1,277             (92)           (689)
                                                                                  --------        --------        --------
                  Net cash provided by operating activities ...............          5,105             393             148
                                                                                  --------        --------        --------

Cash flows from investing activities:
     Purchases of investments .............................................        (28,666)         (7,134)           --
     Maturities of investments ............................................          4,182           6,000            --
     Proceeds from sale of investments ....................................          2,467            --              --
     Acquisitions of property and equipment ...............................         (1,784)         (1,362)           (341)
                                                                                  --------        --------        --------
                  Net cash used in investing activities ...................        (23,801)         (2,496)           (341)
                                                                                  --------        --------        --------

Cash flows from financing activities:
     Net proceeds from issuance of common stock ...........................         33,726              10              28
     Net proceeds from issuance of preferred stock ........................           --             4,949            --
     Tax benefit from stock option transactions ...........................            800            --              --
     Proceeds from issuance of bank notes payable .........................           --               603             228
     Repayments of bank notes payable .....................................           (687)           (348)            (93)
                                                                                  --------        --------        --------
                  Net cash provided by financing activities ...............         33,839           5,214             163
                                                                                  --------        --------        --------

Net increase (decrease) in cash and cash equivalents ......................         15,143           3,111             (30)
Cash and cash equivalents at beginning of period ..........................          4,786           1,675           1,705
                                                                                  --------        --------        --------

Cash and cash equivalents at end of period ................................       $ 19,929        $  4,786        $  1,675
                                                                                  ========        ========        ========


SUPPLEMENTAL CASH FLOW DISCLOSURE:
     Conversion of preferred stock ........................................       $13,518         $   --          $   --
                                                                                  ========        ========        ========

     Accretion of dividends on mandatorily redeemable convertible preferred
         stock ............................................................       $    348        $    717        $    717
                                                                                  ========        ========        ========

     Interest paid ........................................................       $     33        $     50        $     26
                                                                                  ========        ========        ========

     Income taxes paid ....................................................       $    142        $     28        $     12
                                                                                  ========        ========        ========

          See accompanying notes to consolidated financial statements.

                                HNC SOFTWARE INC.

       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)



                                                  CONVERTIBLE PREFERRED STOCK
                                               SERIES A                SERIES E             COMMON STOCK       PAID-IN
                                          SHARES      AMOUNT       SHARES     AMOUNT     SHARES     AMOUNT     CAPITAL
                                         --------    --------     --------   --------   --------   --------   --------
BALANCE AT DECEMBER 31, 1992 .........        380    $   --          --      $   --        1,802   $      2   $   --
Common stock options exercised .......                                                       132                  28
Accretion of dividends ...............                                                                           (28)
Net income ...........................
                                         --------    --------     --------   --------   --------   --------   --------

BALANCE AT DECEMBER 31, 1993 .........        380        --          --          --        1,934          2       --
Common stock options exercised .......                                                        40                    10
Issuance of Series E preferred
     stock, net of issuance costs ....                               1,282          1                            4,948
Accretion of dividends ...............                                                                            (717)
Net income ...........................
                                         --------    --------     --------   --------   --------   --------   --------

BALANCE AT DECEMBER 31, 1994 .........        380        --         1,282           1      1,974          2      4,241
Common stock options exercised .......                                                       196                    85
Accretion of dividends ...............                                                                            (348)
Issuance of common stock in initial
     public offering, net of issuance
     costs ...........................                                                     2,376          2     14,329
Conversion of convertible
     preferred stock into common
     stock ...........................       (380)                 (1,282)         (1)     8,956          9     10,618
Issuance of common stock in
     secondary public offering, net of
     issuance costs ..................                                                     1,116          2     19,184
Tax benefit from stock option
     transactions ....................                                                                             800
Unrealized gain on investments
     available for sale, net of tax ..
Stock warrant exercised ..............                                                       100                   124
Net income ...........................
                                         --------    --------     --------   --------   --------   --------   --------

BALANCE AT DECEMBER 31, 1995 .........       --      $   --          --      $   --       14,718   $     15   $ 49,033
                                         ========    ========     ========   ========   ========   ========   ========
                                         UNREALIZED
                                          GAIN ON                  TOTAL
                                         INVESTMENTS            STOCKHOLDERS'
                                          AVAILABLE  ACCUMULATED  EQUITY
                                          FOR SALE    DEFICIT    (DEFICIT)
                                          --------   --------    --------
BALANCE AT DECEMBER 31, 1992 .........    $   --     $(10,362)   $(10,360)
Common stock options exercised .......                                 28
Accretion of dividends ...............                   (689)       (717)
Net income ...........................                    908         908
                                          --------   --------    --------

BALANCE AT DECEMBER 31, 1993 .........        --      (10,143)    (10,141)
Common stock options exercised .......                                 10
Issuance of Series E preferred
     stock, net of issuance costs ....                              4,949
Accretion of dividends ...............                               (717)
Net income ...........................                  1,923       1,923
                                          --------   --------    --------

BALANCE AT DECEMBER 31, 1994 .........        --       (8,220)     (3,976)
Common stock options exercised .......                                 85
Accretion of dividends ...............                               (348)
Issuance of common stock in initial
     public offering, net of issuance
     costs ...........................                             14,331
Conversion of convertible
     preferred stock into common
     stock ...........................                   2,892     13,518
Issuance of common stock in
     secondary public offering, net of
     issuance costs ..................                             19,186
Tax benefit from stock option
     transactions ....................                                800
Unrealized gain on investments
     available for sale, net of tax ..          92                     92
Stock warrant exercised ..............                                124
Net income ...........................                  4,457       4,457
                                          --------   --------    --------

BALANCE AT DECEMBER 31, 1995 .........    $     92   $   (871)   $ 48,269
                                          ========    ========   ========



          See accompanying notes to consolidated financial statements.

                                HNC SOFTWARE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 -- THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

      The Company

    HNC Software Inc. (the "Company") develops, markets and supports intelligent client-server software solutions for mission-critical decision applications in real-time environments. The Company also performs contract research and development using neural networks and other computational intelligence methods.

      Principles of Consolidation

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Neil Thall Associates, Inc. All significant intercompany transactions and balances have been eliminated.

      Financial Statement Preparation

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash Equivalents

    Cash equivalents are highly liquid investments and consist of investments in money market accounts and commercial paper purchased with maturities of three months or less.

      Investments

    During 1994, the Company adopted Statement of Financial Accounting Standards No. 115 ("FAS 115") on a prospective basis. The adoption of FAS 115 did not have a significant impact on the Company's financial position or results of operations. Management determines the appropriate classification of its investments in marketable debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. As of and for the year ended December 31, 1994, the Company recorded these securities at amortized cost, which approximated market value, since it designated them as "held to maturity." As of December 31, 1995, the Company reassessed its intent with respect to these securities as holding them "available for sale" prior to maturity should the Company require additional cash from their early liquidation in order to finance operating, investing, or other financing activities. As a result of this reassessment, the Company reclassified these securities as "available for sale" and will account for them accordingly on a prospective basis. Unrealized gains related to these securities as of December 31, 1995 are included in stockholders' equity in the Company's consolidated balance sheet, net of tax.

      Property and Equipment

    Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of three to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining term of the related lease. Repair and maintenance costs are charged to expense as incurred.

      Software Costs

    Software product development costs incurred from the time technological feasibility is reached until the product is available for general release to customers are capitalized and reported at the lower of cost or net realizable value. Through December 31, 1995, no significant amounts were expended subsequent to reaching technological feasibility.

                                HNC SOFTWARE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      Long-Lived Assets

    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (FAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which the Company will adopt prospectively as required in 1996. Pursuant to this Statement, companies are required to investigate potential impairments of long-lived assets, certain identifiable intangibles, and associated goodwill, on an exception basis, when there is evidence that events or changes in circumstances have made recovery of an asset's carrying value unlikely. An impairment loss would be recognized when the sum of the expected future net cash flows is less than the carrying amount of the asset. The adoption of FAS 121 is not expected to have a significant impact on the Company's financial position or results of operations.

      Stock-Based Compensation

    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (FAS) No. 123, "Accounting for Stock-Based Compensation." FAS 123 will be adopted by the Company as required for its fiscal 1996 financial statements and is not expected to have a material effect on the Company's financial position or results of operations. Upon adoption of FAS 123, the Company will continue to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees," and will provide pro forma disclosures of net income and earnings per share as if the fair value-based method prescribed by FAS 123 had been applied in measuring compensation expense.

      Revenue Recognition

    Revenue from long-term software license agreements is recognized ratably over the respective license periods. Non-refundable license fees are recognized as revenue when there is no significant continuing performance obligation under the agreement and collection of the fees is probable.

    Revenue from software installation and from contract services is generally recognized as the services are performed using the percentage of completion method based on costs incurred to date compared to total estimated costs at completion. Amounts received in advance of performance under contracts are recorded as deferred revenue and are generally recognized within one year from receipt. Contract losses are recorded as a charge to income in the period such losses are first identified. Unbilled receivables are stated at estimated realizable value. Contract costs under government contracts, including indirect costs, are subject to audit and adjustment by negotiations between the Company and government representatives. Through 1990, indirect government contract costs have been agreed upon with government representatives. Revenues from government contracts have been recorded in amounts that are expected to be realized upon final settlement.

    Revenue from product sales, which is included in contracts and other, is recognized when title passes to the customer.

      Income Taxes

    Current income tax expense is the amount of income taxes expected to be payable for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax basis of assets and liabilities as well as the expected future tax benefit to be derived from tax loss and tax credit carryforwards. Deferred income tax expense (benefit) is generally the net change during the year in the deferred income tax asset or liability. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount "more likely than not" to be realized in future tax returns. Tax rate changes are reflected in income during the period such changes are enacted.

                                HNC SOFTWARE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      Diversification of Credit Risk

    The Company's financial instruments that are subject to concentrations of credit risk consist primarily of cash equivalents, investments and trade accounts receivable which are generally not collateralized. The Company's policy is to place its cash, cash equivalents and investments with high credit quality financial institutions and government agencies in order to limit the amount of credit exposure. The Company's software license and installation agreements are primarily with customers in the financial services industry. The Company maintains reserves for potential credit losses.

    During 1995, 1994 and 1993, sales under prime and subcontracts with the federal government represented 8.8%, 14.2%, and 24.3% respectively, of the Company's total revenues; related accounts receivable were $689,000 and $843,000 respectively, at December 31, 1995 and 1994. Mitek Systems, Inc. ("Mitek") (Note
5) accounted for 21.2% of total revenues in 1993, and another domestic customer accounted for 15.1% of total revenues in 1995 and 14.6% of revenues in 1994. Revenues from international customers, primarily in Western Europe and Canada, were approximately 18.3%, 14.3%, and 7.1% of total revenues in 1995, 1994 and 1993, respectively.

      Disclosures about fair value of financial instruments

    The carrying amounts of cash and cash equivalents, accounts receivable net of allowance for doubtful accounts, accounts payable and accrued liabilities approximate fair value because of the short maturities of these financial instruments.

      Reincorporation

    In May 1995, the stockholders approved an Agreement and Plan of Merger whereby the Company merged with and into a newly incorporated Delaware corporation ("HNC Delaware"), which is the surviving corporation. In conjunction with the merger, each share of the Company's common stock was exchanged for one-half share of HNC Delaware's common stock. Each share of the Company's Series A, B, C, D and E preferred stock was exchanged for one-half share of HNC Delaware's Series A, B, C, D and E preferred stock, respectively, such stock having substantially identical rights, preferences and privileges to the Company's existing preferred stock. In addition, options and warrants to purchase the Company's common stock were exchanged for options and warrants to purchase one-half the amount of HNC Delaware's common stock at twice the exercise price.

    All references to share and per share amounts of common and preferred stock and other data in these financial statements have been retroactively restated to reflect the reincorporation (Note 10).

      Pro forma net income per share (unaudited)

    Pro forma net income per share is computed based on the weighted average number of common shares and common stock equivalents, using the treasury stock method, outstanding during the respective periods after giving retroactive effect to the conversion, which occurred upon the closing of the Company's initial public offering, of all outstanding shares of preferred stock into 8,956,664 shares of common stock. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, all stock options granted since May 5, 1994 and through May 5, 1995 have been included in as outstanding for all periods prior to June 26, 1995 using the treasury stock method and the $7.00 initial public offering price per share. Historical earnings per share are not presented because such amounts are not deemed meaningful due to the significant change in the Company's capital structure that occurred in connection with the initial public offering.

    Reclassifications

    Certain prior year balances have been reclassified to conform to the current year presentation.

                                HNC SOFTWARE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 -- COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS (IN THOUSANDS)

                                                                                               DECEMBER 31,
                                                                                             ----------------
                                                                                             1995        1994
                                                                                             ----        ----
    Accounts receivable, net:
         Billed  .............................................................             $3,795       $2,584
         Unbilled  ...........................................................              1,263        1,221
                                                                                         --------     --------
                                                                                            5,058        3,805
    Less allowance for doubtful accounts and sales returns  ..................               (461)        (352)
                                                                                         --------     --------
                                                                                           $4,597       $3,453
                                                                                           ======       ======

    Unbilled amounts relate to installation and technology development contracts and generally become billable at contractually specified dates or upon the attainment of milestones.

                                                                                               DECEMBER 31,
                                                                                              ---------------
                                                                                              1995       1994
                                                                                              ----       ----
    Property and equipment:
         Computer equipment  .................................................             $3,087       $1,598
         Furniture and fixtures  .............................................                765          511
         Leasehold improvements  .............................................                136           95
                                                                                           ------       ------
                                                                                            3,988        2,204
    Less accumulated depreciation and amortization  ..........................             (1,395)        (637)
                                                                                           ------       ------
                                                                                           $2,593       $1,567
                                                                                           ======       ======
    Accrued liabilities:
         Payroll and related benefits  .......................................             $1,078       $  273
         Vacation  ...........................................................                344          204
         Offering costs  .....................................................                295           -
         Other  ..............................................................                734          350
                                                                                           ------       ------
                                                                                           $2,451       $  827
                                                                                           ======       ======


NOTE 3 - INVESTMENTS

         At December 31, 1995, the amortized cost and estimated fair value of investments held as available-for-sale were as follows (in thousands):

                                                           AMORTIZED     UNREALIZED     UNREALIZED    FAIR
                                                             COST           GAINS         LOSSES      VALUE
                                                             ----           -----         ------      -----
    CURRENT:
    U.S. Government and Federal agencies  .............     $ 1,481           $ 9          $  --    $ 1,490
    Foreign government debt  ..........................       1,017             2             --      1,019
    U.S. corporate debt  ..............................       8,870            45             --      8,915
    Foreign corporate debt  ...........................       3,164             2             --      3,166
                                                            -------           ---          -----    -------
                                                             14,532            58             --     14,590
                                                            -------           ---          -----    -------

                                HNC SOFTWARE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                          AMORTIZED     UNREALIZED     UNREALIZED    FAIR
                                                            COST           GAINS        LOSSES       VALUE
                                                            ----           -----        ------       -----
    NON-CURRENT:
    Foreign government debt  ..........................       1,019             2             --      1,021
    U.S. corporate debt  ..............................       7,077            32             --      7,109
    Foreign corporate debt  ...........................         206            --             --        206
                                                          ---------           ---          -----    -------
                                                              8,302            34             --      8,336
                                                          ---------           ---          -----    -------
                                                            $22,834           $92          $  --    $22,926
                                                          =========           ===          =====    =======

    Maturities for non-current investments in securities range from one to two years. Included in the Company's 1995 income statement is a realized gain in the amount of $3,000 related to the sale of held-to-maturity securities with an aggregate amortized cost in the amount of $2,464,000. These securities were sold and reinvested in order to reduce the average maturity of the portfolio in order to limit the Company's credit exposure. The cost of securities sold is determined by the specific identification method.


NOTE 4 -- BANK NOTES PAYABLE

    The Company has a Loan and Security Agreement, with a bank, which provides for a revolving line of credit and equipment loans through May 5, 1996. The agreement requires that the Company maintain certain financial ratios and levels of working capital, tangible net worth and profitability and also restricts the Company's ability to pay cash dividends without the bank's consent.

    At December 31, 1995 and 1994, the Company had $0 outstanding under the revolving line of credit, which allowed for maximum borrowings in an amount up to the lower of 75% of eligible accounts receivable or $1,000,000. Any borrowings under the agreement will be collateralized by substantially all of the Company's assets. Interest is payable monthly at the bank's prime rate, which was 8.5% at December 31, 1995.

    The Company also had $0 and $687,000 of equipment loans outstanding at December 31, 1995 and 1994, respectively. The equipment line allows for maximum borrowings of $1,000,000 and is collateralized by the equipment purchased. Principal is payable in 36 equal installments from the inception of each loan at an 11% interest rate at December 31, 1995.


NOTE 5 -- LICENSE OF CHARACTER RECOGNITION TECHNOLOGY

    In November 1992, the Company entered into an agreement that granted Mitek a license to use certain character recognition technology developed by the Company. The agreement provided for the Company to receive an initial license and support fee payment of $1,350,000 and an additional license and support fee based on a percentage of Mitek's revenue from the sale of character recognition products through November 1995. The agreement also required that the Company sell certain proprietary computer boards to Mitek at a substantial discount from normal sales prices, but in excess of cost, and provide ongoing engineering and technical support over the agreement period, which ended during November 1995. As the Company had a significant continuing obligation under this agreement, the initial license and support fee received thereunder was deferred on receipt and recognized as revenue over the performance period based on estimated sales of proprietary computer boards. The additional license and support fees were recognized as a percentage of actual Mitek revenues pursuant to the agreement.

                                HNC SOFTWARE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


    Revenue recognized pursuant to this agreement, which is included in "contracts and other" in the consolidated statement of income, is summarized as follows (in thousands):

                                                                                    YEAR ENDED DECEMBER 31,
                                                                                  ---------------------------
                                                                                   1995      1994       1993
                                                                                   ----      ----       ----
         Initial license fee  ................................................  $    47     $  295     $  939
         Additional license and support fee  .................................      314        476        495
         Computer board sales  ...............................................      527        657        748
                                                                                -------     ------     ------
                                                                                $   888     $1,428     $2,182
                                                                                =======     ======     ======

NOTE 6 -- CAPITAL STOCK AND STOCK WARRANTS

    During June 1995, the Company completed its initial public offering for sale of 5,175,000 shares of common stock (of which 2,375,000 shares were sold by the Company and 2,800,000 shares were sold by certain selling stockholders) at a price to the public of $7.00 per share, which resulted in net proceeds to the Company of $15,461,000 after the payment of underwriters' commissions but before the deduction of offering expenses. Upon the closing of the Company's initial public offering, all outstanding shares of Series A, B, C, D, and E convertible preferred stock were automatically converted into shares of common stock at their then effective conversion prices. Upon conversion, the preferred stockholders were no longer entitled to any undeclared cumulative dividends and all class voting rights terminated.

    During June 1995, in connection with the Company's initial public offering, holders of warrants to purchase 82,500 and 17,730 shares of common stock at exercise prices of $1.20 and $1.41 per share, respectively, exercised such warrants for proceeds to the Company of $124,000.

    During December 1995, the Company completed a secondary public offering for sale of 3,000,000 shares of common stock (of which 1,115,574 shares were sold by the Company and 1,884,426 shares were sold by certain selling stockholders) at a price to the public of $18.50 per share, which resulted in net proceeds to the Company of $19,606,000 after the payment of underwriters' commissions but before the deduction of offering expenses.


NOTE 7 -- INCOME TAXES

    The income tax provision (benefit) is summarized as follows (in thousands):

                                                                                    YEAR ENDED DECEMBER 31,
                                                                                  ---------------------------
                                                                                   1995      1994      1993
                                                                                   ----      ----      ----
         Current:
              Federal  ......................................................     $  97      $  17       $10
              State  ........................................................        75         26         3

         Deferred:
              Federal  ......................................................      (565)      (425)       --
              State  ........................................................      (183)       (75)       --
                                                                                  -----      -----       ---
                                                                                  $(576)     $(457)      $13
                                                                                  =====      =====       ===

                                HNC SOFTWARE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


    Deferred tax assets (liabilities) are summarized as follows (in thousands):

                                                                                                DECEMBER 31,
                                                                                             -----------------
                                                                                             1995        1994
                                                                                             ----        ----
         Gross deferred tax liability - commission advances  .................            $  (340)     $  (133)
         Net operating loss carryforwards  ...................................                773        1,458
         Research and development credit carryforwards  ......................              1,194        1,066
         Reserves and allowances  ............................................                293          225
         Other  ..............................................................                128          107
                                                                                          -------      -------
         Gross deferred tax assets  ..........................................              2,048        2,723
         Deferred tax asset valuation allowance  .............................                  0       (2,223)
                                                                                          -------      -------
              Net deferred tax asset  ........................................            $ 2,048      $   500
                                                                                          =======      =======

    At December 31, 1994, the Company provided deferred tax asset valuation allowances for deferred tax assets which management determined were not "more likely than not" to be realized based on recent trends in operating results after eliminating the effects of non-recurring revenue (Note 5). During the third quarter of 1995, the Company released the valuation allowance based on management's assessment that it was more likely than not that the Company will realize the asset in future periods due to recent improvements in operating results.

    During December 1995, the Company realized certain tax benefits related to stock option plans in the amount of $800,000. The benefit from the stock option tax deduction is credited directly to paid-in capital.

    A reconciliation of the income tax provision (benefit) to the amount computed by applying the statutory federal income tax rate to income before income tax provision is summarized as follows (in thousands):

                                                                                  YEAR ENDED DECEMBER 31,
                                                                                  ------------------------
                                                                                  1995       1994     1993
                                                                                  ----       ----     ----
         Amounts computed at statutory Federal rate  ........................   $ 1,320      $ 498     $ 313
         Utilization of net operating loss carryforwards
              in current year return  .......................................    (1,261)      (226)     (296)
         Release of valuation allowance  ....................................      (767)      (782)      (79)
         State income taxes  ................................................        75         26         3
         Other  .............................................................        57         27        72
                                                                                -------      -----     -----
         Income tax provision (benefit)  ....................................   $  (576)     $(457)    $  13
                                                                                =======      =====     =====

    At December 31, 1995, the Company had federal and state net operating loss carryforwards of $2,186,000 and $481,000, respectively. The federal and state net operating loss carryforwards expire from 2003 to 2009 and from 1996 to 1998, respectively. The Company also has $881,000 of federal research and development credit carryforwards, which expire from 2001 through 2008, and $313,000 of state research and development credit carryforwards, which have no expiration date. Should a substantial change in the Company's ownership occur, there will be an annual limitation on the utilization of net operating loss and research and development credit carryforwards.

                                HNC SOFTWARE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 -- EMPLOYEE BENEFIT PLANS

During 1987, the Company adopted the 1987 Stock Option Plan whereby 2,500,000 shares of the Company's common stock were reserved for issuance pursuant to nonqualified and incentive stock options to its officers, directors, key employees and consultants. The plan, as amended, is administered by the Board of Directors or its designees and provides generally that, for incentive stock options and nonqualified stock options, the exercise price must not be less than the fair market value of the shares as determined by the Board of Directors at the date of grant. The options expire no later than ten years from the date of grant and may be exercised in installments based upon stipulated timetables (not in excess of seven years) or, for certain options, upon achievement of specified performance goals, if earlier. At December 31, 1995, options to purchase 1,124,578 shares were exercisable.

    During June 1995, the Company adopted the 1995 Directors Stock Option Plan (the "Directors Plan"), the 1995 Equity Incentive Plan (the "Incentive Plan") and the 1995 Employee Stock Purchase Plan (the "Purchase Plan"). For purposes of the discussion contained in the three paragraphs below, "fair market value" means the closing price of the Company's Common Stock on the Nasdaq National Market on the grant date.

    The Directors Plan provides for the issuance of up to 300,000 nonqualified stock options to the Company's outside directors. Under the provisions of the Directors Plan, options to purchase 25,000 shares of the Company's common stock were granted to outside directors upon the later to occur of the effective date of the initial public offering or their respective dates of becoming members of the Board of Directors and 10,000 additional options will be granted on each anniversary of such dates. Options under the Directors Plan are granted at the fair market value of the stock at the grant date and vest at specific times over a four-year period. No options granted under the Directors Plan were exercisable at December 31, 1995.

    The Incentive Plan provides for the issuance of up to 1,300,000 shares of the Company's common stock in the form of nonqualified or incentive stock options, restricted stock or stock bonuses. In addition, any shares remaining unissued under the 1987 Stock Option Plan on the effective date of the Incentive Plan, and any shares issuable upon exercise of options granted pursuant to the 1987 Stock Option Plan that expire or become unexercisable for any reason without having been exercised in full, will no longer be available for issuance under the 1987 Stock Option Plan but will be available for issuance under the Incentive Plan. Nonqualified stock options and restricted stock may be awarded at a price not less than 85% of the fair market value of the stock at the date of the award. Incentive stock options must be awarded at a price not less than 100% of the fair market value of the stock at the date of the award, or 110% of fair market value for awards to more than 10% stockholders. Options granted under the Incentive Plan may have a term of up to 10 years. The Company has the discretion to provide for restrictions and the lapse thereof in respect of restricted stock awards and typically vest at the rate of 25% of the total grant per year over a four-year period. However, the Company may, at its discretion, implement a different vesting schedule with respect to any new stock option grant. At December 31, 1995, 8,792 shares were exercisable under the Incentive Plan.

    The Purchase Plan provides for the issuance of a maximum of 400,000 shares of common stock. Each purchase period, eligible employees may designate between 2% and 10% of their cash compensation, subject to certain limitations, to be deducted from their pay for the purchase of common stock under the Purchase Plan. The purchase price of the shares under the Purchase Plan is equal to 85% of the lesser of the fair market value per share, as defined by the Purchase Plan, on the first day of the twelve-month offering period and the last day of each six-month purchase period.

                                HNC SOFTWARE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


    Transactions under the stock option plan during the years ended December 31, 1993, 1994 and 1995 are summarized as follows (in thousands, except per share data):

                                                                        SHARES
                                                                       AVAILABLE
                                                                          FOR        OPTIONS OUTSTANDING
                                                                         GRANT     SHARES          PRICE
                                                                         -----     ------       ------------
    Outstanding at December 31, 1992  ..........................          466       1,522       $.20 - $ .30
         Options granted  ......................................         (232)        232       $.40 - $ .75
         Options exercised  ....................................           --        (132)      $.20 - $ .30
         Options canceled  .....................................           16         (16)             $ .40
    Outstanding at December 31, 1993  ..........................          250       1,606       $.20 - $ .75
         Additional options authorized  ........................          450          --                 --
         Options granted  ......................................         (242)        242       $1.00- $2.50
         Options exercised  ....................................           --         (40)      $.20 - $ .40
         Options canceled  .....................................           54         (54)      $.20 - $2.25
                                                                       ------       -----
    Outstanding at December 31, 1994  ..........................          512       1,754       $.20 - $2.50
         Additional options authorized  ........................        1,600          --                 --
         Options granted  ......................................       (1,010)      1,010       $3.00- $22.75
         Options exercised  ....................................           --        (196)      $.20 - $  .30
         Options canceled  .....................................          262        (262)      $.30 - $18.88
                                                                       ------       -----
    Outstanding at December 31, 1995  ..........................        1,364       2,306       $.20 - $22.75
                                                                       ======       =====

NOTE 9 -- COMMITMENTS AND CONTINGENCIES

    At December 31, 1995, the Company is obligated under noncancelable operating leases for its facilities and certain equipment through 2003 as follows: 1996 -- $698,000; 1997 -- $750,000; 1998 -- $682,000; 1999 -- $697,000; 2000 --
$707,000; and thereafter -- $1,700,000. The lease for the Company's corporate headquarters provides for scheduled rent increases and an option to extend the lease for five years with certain changes to the terms of the lease agreement and a refurbishment allowance. Rent expense under operating leases for the years ended December 31, 1995, 1994, and 1993 was approximately $745,000, $655,000, and $650,000 respectively.

    Various claims arising in the course of business, seeking monetary damages and other relief, are pending. The amount of the liability, if any, from such claims, cannot be determined with certainty; however, in the opinion of management, the ultimate liability for such claims will not have a material adverse affect on the Company's consolidated financial position or results of operations.


NOTE 10 - SUBSEQUENT EVENTS

    On March 5, 1996, the company announced that its Board of Directors approved a two-for-one stock split effected in the form of a common stock dividend. This stock dividend was paid to the corporation's stockholders of record as of the close of business on March 18, 1996. Such stockholders of record received stock certificates representing one additional share of HNC Software Inc. common stock for each outstanding share of common stock then held. Distribution of shares issued pursuant to the stock dividend occurred on April 3, 1996. All references in these consolidated financial statements to share and per share amounts have been adjusted to give retroactive effect to the stock split.

                                HNC SOFTWARE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


    On August 30, 1996, the Company completed the acquisition of Risk Data Corporation ("RDC") upon the approval of the stockholders of RDC. Under the terms of the acquisition, accounted for as a pooling of interests, the Company exchanged 1,891,456 common shares for each then outstanding Series A preferred share of RDC stock for .61893 shares of common stock, each then outstanding Series B share of RDC stock for .86747 shares of common stock, and each then outstanding common share of RDC stock for .57999 shares of common stock.

                                HNC SOFTWARE INC.
                     SUPPLEMENTAL CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                DECEMBER 31,
                                                                                              --------------
                                                                                              1995      1994
                                                                                              ----      ----
                                                      ASSETS
Current assets:
     Cash and cash equivalents  ................................................           $20,195    $ 5,532
     Investments available for sale  ...........................................            14,590      1,182
     Accounts receivable, net  .................................................             6,809      5,603
     Other current assets  .....................................................             3,263      1,034
                                                                                           -------    -------
         Total current assets  .................................................            44,857     13,351
Investments available for sale  ................................................             8,336         -
Property and equipment, net  ...................................................             3,942      2,861
Other assets  ..................................................................             1,189        927
                                                                                           -------    -------
                                                                                           $58,324    $17,139
                                                                                           =======    =======


                 LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE
               PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Accounts payable  .........................................................          $   796    $     776
     Accrued liabilities  ......................................................            2,730        1,062
     Deferred revenue  .........................................................            2,101          764
     Current portion of long-term debt  ........................................            2,195        1,661
     Other current liabilities  ................................................              548          506
                                                                                          -------    ---------
         Total current liabilities  ............................................            8,370        4,769
                                                                                          -------    ---------
Subordinated notes payable to stockholders  ....................................            1,000           -
Long-term debt  ................................................................               -           401
Other non-current liabilities  .................................................              659          798
                                                                                          -------    ---------

Mandatorily redeemable convertible preferred stock, $0.001 par value, including accretion:
     Series B, none and 1,208 shares issued and outstanding, respectively  .....               -         4,015
     Series C, none and 2,834 shares issued and outstanding, respectively  .....               -         5,124
     Series D, none and 2,128 shares issued and outstanding, respectively  .....               -         4,030
                                                                                          -------    ---------
                                                                                               -        13,169
                                                                                          -------    ---------
Commitments and Contingencies (Notes 6 and 11)

Stockholders' equity (deficit):
     Convertible preferred stock, $0.001 par value - 8,000 shares authorized:
         Series A, none and 380 shares issued and outstanding, respectively  ...               -            -
         Series E, none and 1,282 shares issued and outstanding, respectively ..               -             1
     Common stock, $0.001 par value - 40,000 shares authorized:
         16,514 and 3,770 shares issued and outstanding, respectively  .........               17            4
     Paid-in capital  ..........................................................           55,336       10,544
     Unrealized gain on investments available for sale  ........................               92           -
     Accumulated deficit  ......................................................           (7,150)     (12,547)
                                                                                          -------    ---------
         Total stockholders' equity (deficit)  .................................           48,295       (1,998)
                                                                                          -------    ---------
                                                                                          $58,324    $  17,139
                                                                                          =======    =========

    See accompanying notes to supplemental consolidated financial statements.

                                HNC SOFTWARE INC.
                  SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                   YEAR ENDED DECEMBER 31,
                                                                             ---------------------------------
                                                                                1995        1994        1993
                                                                             ---------------------------------
Revenues:
     Software license and installation  .............................          $20,605     $13,023     $ 6,215
     Contracts and other  ...........................................            9,146       7,651       6,614
                                                                               -------     -------     -------
         Total revenues  ............................................           29,751      20,674      12,829
                                                                               -------     -------     -------
Operating expenses:
     Software license and installation  .............................            5,424       4,847       2,528
     Contracts and other  ...........................................            6,894       5,040       4,022
     Research and development  ......................................            6,164       4,344       2,095
     Sales and marketing  ...........................................            6,151       3,603       2,096
     General and administrative  ....................................            3,594       2,591       1,677
                                                                               -------     -------     -------
         Total operating expenses  ..................................           28,227      20,425      12,418
                                                                               -------     -------     -------
Operating income  ...................................................            1,524         249         411
Interest and other income  ..........................................              834         156          14
Interest expense  ...................................................             (428)       (312)       (149)
                                                                               -------     -------     -------
              Income before income tax (benefit) provision  .........            1,930          93         276
Income tax (benefit) provision  .....................................             (575)       (455)         13
                                                                               -------     -------     -------
              Net income  ...........................................          $ 2,505     $   548     $   263
                                                                               =======     =======     =======
Pro forma net income per share (unaudited) (Note 1)  ................          $  0.15     $  0.04
                                                                               =======     =======
Shares used in computing pro forma net income
     per share (unaudited) (Note 1)  ................................           16,198      13,764
                                                                               =======     =======

    See accompanying notes to supplemental consolidated financial statements.

                                HNC SOFTWARE INC.
                SUPPLEMENTAL CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                         DECEMBER 31,
                                                                              ---------------------------------
                                                                                1995         1994       1993
                                                                              ---------------------------------
Cash flows from operating activities:
     Net income  ..........................................................    $ 2,505     $   548     $   263
     Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization  ...................................      1,580         629         202
         Changes in assets and liabilities:
              Accounts receivable, net  ...................................     (1,206)     (1,754)     (1,275)
              Other assets  ...............................................     (2,491)     (1,348)         27
              Accounts payable  ...........................................         20         139         (68)
              Accrued liabilities  ........................................      1,668         390         168
              Deferred revenue  ...........................................      1,337         (92)       (717)
              Other liabilities  ..........................................         -          280          (8)
                                                                               -------     -------     -------
                  Net cash provided by (used in) operating activities  ....      3,413      (1,208)     (1,408)
                                                                               -------     -------     -------
Cash flows from investing activities:
     Purchases of investments  ............................................    (28,666)     (7,134)         -
     Maturities of investments  ...........................................      4,182       6,000          -
     Proceeds from sale of investments  ...................................      2,467        -             -
     Acquisitions of property and equipment  ..............................     (1,890)     (1,534)       (469)
                                                                               -------     -------     -------
                  Net cash used in investing activities  ..................    (23,907)     (2,668)       (469)
                                                                               -------     -------     -------
Cash flows from financing activities:
     Net proceeds from issuances of common stock  .........................     33,726          10          28
     Net proceeds from issuances of preferred stock  ......................         -        4,949       4,050
     Tax benefit from stock option transactions  ..........................        800          -           -
     Proceeds from issuances of notes payable to stockholders  ............      1,000          -           -
     Repayment of notes payable to stockholders  ..........................         -           -         (800)
     Proceeds under revolving line of credit agreement  ...................      1,085       3,255       1,280
     Repayments under revolving line of credit agreement  .................       (265)     (2,890)       (360)
     Capital lease payments  ..............................................       (502)       (304)        (41)
     Proceeds from issuance of bank notes payable  ........................         -          603         228
     Repayments of bank notes payable  ....................................       (687)       (348)        (93)
                                                                               -------     -------     -------
                  Net cash provided by financing activities  ..............     35,157       5,275       4,292
                                                                               -------     -------     -------
Net increase in cash and cash equivalents  ................................     14,663       1,399       2,415
Cash and cash equivalents at beginning of period  .........................      5,532       4,133       1,718
                                                                               -------     -------     -------
Cash and cash equivalents at end of period  ...............................    $20,195     $ 5,532     $ 4,133
                                                                               =======     =======     =======
SUPPLEMENTAL CASH FLOW DISCLOSURE:
     Conversion of preferred stock  .......................................    $13,518     $    -      $    -
                                                                               =======     =======     =======
     Accretion of dividends on mandatorily redeemable convertible preferred
         stock  ...........................................................    $   348     $   717     $   717
                                                                               =======     =======     =======
     Interest paid  .......................................................    $   390     $   305     $   149
                                                                               =======     =======     =======
     Income taxes paid  ...................................................    $   144     $    30     $    12
                                                                               =======     =======     =======
     Capital lease purchases  .............................................    $   411     $ 1,128     $    -
                                                                               =======     =======     =======

    See accompanying notes to supplemental consolidated financial statements.

                                HNC SOFTWARE INC.
SUPPLEMENTAL CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                                  CONVERTIBLE PREFERRED STOCK
                                                SERIES A        SERIES E          COMMON STOCK
                                            SHARES  AMOUNT    SHARES   AMOUNT    SHARES   AMOUNT
                                            ------  ------    ------   ------    ------   ------
BALANCE AT DECEMBER 31, 1992..........        380  $  -       -     $  -        3,195      $3
Common stock options exercised........                                            132
Issuance of common stock   ...........                                            403       1
Accretion of dividends................
Net income............................
                                              ---  -----     -----  -----       -----      ---
BALANCE AT DECEMBER 31, 1993..........        380     -       -        -        3,730       4
Common stock options exercised........                                             40
Issuance of Series E preferred
     stock, net of issuance costs.....                       1,282     1
Accretion of dividends................
Net income............................
                                              ---  -----     -----  -----       -----      ---
BALANCE AT DECEMBER 31, 1994..........        380     -      1,282     1        3,770       4
Common stock options exercised........                                            196
Accretion of dividends................
Issuance of common stock in initial
     public offering, net of issuance
     costs............................                                          2,376       2
Conversion of convertible
     preferred stock into common
     stock............................       (380)          (1,282)   (1)       8,956       9
Issuance of common stock in
     secondary public offering, net of
     issuance costs...................                                          1,116       2
Tax benefit from stock option
     transactions.....................
Unrealized gain on investments
     available for sale, net of tax
Stock warrant exercised...............                                            100
Net income............................
                                              ---  -----     -----  -----       -----      ---
BALANCE AT DECEMBER 31, 1995..........         -   $  -         -   $  -        16,514     $17
                                              ===  =====     =====  =====       ======     ===


                                                              UNREALIZED
                                                               GAIN ON                           TOTAL
                                                             INVESTMENTS                     STOCKHOLDERS'
                                                 PAID-IN      AVAILABLE       ACCUMULATE         EQUITY
                                                 CAPITAL      FOR SALE          DEFICIT        (DEFICIT)
                                                 -------      --------          -------        ---------
BALANCE AT DECEMBER 31, 1992..........          $  2,254      $  -            $(12,669)       $(10,412)
Common stock options exercised........                28                                            28
Issuance of common stock   ...........             4,049                                         4,050
Accretion of dividends................               (28)                         (689)           (717)
Net income............................                                             263             263
                                                --------      -----           --------        --------
BALANCE AT DECEMBER 31, 1993..........             6,303         -             (13,095)         (6,788)
Common stock options exercised........                10                                            10
Issuance of Series E preferred
     stock, net of issuance costs.....             4,948                                         4,949
Accretion of dividends................              (717)                                         (717)
Net income............................                                             548             548
                                                --------      -----           --------        --------
BALANCE AT DECEMBER 31, 1994..........            10,544         -             (12,547)         (1,998)
Common stock options exercised........                85                                            85
Accretion of dividends................              (348)                                         (348)
Issuance of common stock in initia
     public offering, net of issuance
     costs............................            14,329                                        14,331
Conversion of convertible
     preferred stock into common
     stock............................            10,618                         2,892          13,518
Issuance of common stock in
     secondary public offering, net of
     issuance costs...................            19,184                                        19,186
Tax benefit from stock option
     transactions.....................               800                                           800
Unrealized gain on investments
     available for sale, net of tax                              92                                 92
Stock warrant exercised...............               124                                           124
Net income............................                                           2,505           2,505
                                                --------      -----           --------        --------
BALANCE AT DECEMBER 31, 1995..........           $55,336        $92           $ (7,150)       $ 48,295
                                                ========      =====           ========        ========

    See accompanying notes to supplemental consolidated financial statements.

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 -- THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

      The Company

    HNC Software Inc. (the "Company" or "HNC") develops, markets and supports intelligent client-server software solutions for mission-critical decision applications in real-time environments. The Company also performs contract research and development using neural networks and other computational intelligence methods.

      Basis of Presentation

    The supplemental consolidated financial statements and related notes give retroactive effect to the merger on August 30, 1996 with Risk Data Corporation ("RDC"), for all periods presented, accounted for as a pooling of interests. RDC is an insurance information technology services firm engaged in the business of developing and marketing analytical benchmarking and risk management software products primarily for insurance carriers, state insurance funds and third party administrators. The supplemental consolidated balance sheet as of December 31, 1995 and 1994 includes the accounts of RDC as of December 31, 1995 and 1994. The supplemental consolidated statement of income and of cash flows for each of the three years in the period ended December 31, 1995 include the results of RDC for the years then ended. The term "Company" as used in these supplemental consolidated financial statements refers to HNC Software Inc. and its subsidiaries, including RDC.

    No adjustments to conform accounting methods were required. Certain amounts have been reclassified with regard to presentation of the financial information of the two companies. Revenues and net income (loss) for each of the previously separate companies for the periods prior to the RDC acquisition are as follows (in thousands):

                                                                SIX MONTHS ENDED
                            YEAR ENDED DECEMBER 31,                 JUNE 30,
                      ----------------------------------     ---------------------
                        1995         1994         1993         1996          1995
                        ----         ----         ----         ----          ----
                                                                   (unaudited)
Revenues:
    HNC ..........    $ 25,174     $ 16,473     $ 10,302     $ 16,478     $ 11,008
    RDC ..........       4,577        4,201        2,527        2,600        2,418
                      --------     --------     --------     --------     --------
      ............    $ 29,751     $ 20,674     $ 12,829     $ 19,078     $ 13,426
                      ========     ========     ========     ========     ========

Net income (loss):
    HNC ..........    $  4,457     $  1,923     $    908     $  1,780     $    890
    RDC ..........      (1,952)      (1,375)        (645)      (2,184)        (676)
                      --------     --------     --------     --------     --------
                      $  2,505     $    548     $    263     $   (404)    $    214
                      ========     ========     ========     ========     ========

      Principles of Consolidation

    The supplemental consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

      Financial Statement Preparation

         The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS



      Cash Equivalents

    Cash equivalents are highly liquid investments and consist of investments in money market accounts and commercial paper purchased with maturities of three months or less.

      Investments

    During 1994, the Company adopted Statement of Financial Accounting Standards No. 115 ("FAS 115") on a prospective basis. The adoption of FAS 115 did not have a significant impact on the Company's financial position or results of operations. Management determines the appropriate classification of its investments in marketable debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. As of and for the year ended December 31, 1994, the Company recorded these securities at amortized cost, which approximated market value, since it designated them as "held to maturity." As of December 31, 1995, the Company reassessed its intent with respect to these securities as holding them "available for sale" prior to maturity should the Company require additional cash from their early liquidation in order to finance operating, investing, or other financing activities. As a result of this reassessment, the Company reclassified these securities as "available for sale" and will account for them accordingly on a prospective basis. Unrealized gains related to these securities as of December 31, 1995 are included in stockholders' equity in the Company's consolidated balance sheet, net of tax.

      Property and Equipment

    Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of three to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining term of the related lease. Repair and maintenance costs are charged to expense as incurred.

      Software Costs

    Software product development costs incurred from the time technological feasibility is reached until the product is available for general release to customers are capitalized and reported at the lower of cost or net realizable value. Capitalized software costs are amortized to software license and installation expense over the estimated useful life of the related product.

      Long-Lived Assets

    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (FAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which the Company will adopt prospectively as required in 1996. Pursuant to this Statement, companies are required to investigate potential impairments of long-lived assets, certain identifiable intangibles, and associated goodwill, on an exception basis, when there is evidence that events or changes in circumstances have made recovery of an asset's carrying value unlikely. An impairment loss would be recognized when the sum of the expected future net cash flows is less than the carrying amount of the asset. The adoption of FAS 121 is not expected to have a significant impact on the Company's financial position or results of operations.

      Stock-Based Compensation

    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (FAS) No. 123, "Accounting for Stock-Based Compensation." FAS 123 will be adopted by the Company as required for its fiscal 1996 financial statements and is not expected to have a material effect on the Company's financial position or results of operations. Upon adoption of FAS 123, the Company will continue to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees," and will provide pro forma disclosures of net income and earnings per share as if the fair value-based method prescribed by FAS 123 had been applied in measuring compensation expense.

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


      Revenue Recognition

    Revenue from long-term software license agreements is generally recognized ratably over the respective license periods. Non-refundable license fees are recognized as revenue when there is no significant continuing performance obligation under the agreement and collection of the fees is probable.

    Revenue from software installation and from contract services is generally recognized as the services are performed using the percentage of completion method based on costs incurred to date compared to total estimated costs at completion. Amounts received in advance of performance under contracts are recorded as deferred revenue and are generally recognized within one year from receipt. Contract losses are recorded as a charge to income in the period such losses are first identified. Unbilled receivables are stated at estimated realizable value. Contract costs under government contracts, including indirect costs, are subject to audit and adjustment by negotiations between the Company and government representatives. Through 1990, indirect government contract costs have been agreed upon with government representatives. Revenues from government contracts have been recorded in amounts that are expected to be realized upon final settlement.

    Revenue from product sales, which is included in contracts and other, is recognized when title passes to the customer.

      Income Taxes

    Current income tax expense is the amount of income taxes expected to be payable for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax basis of assets and liabilities as well as the expected future tax benefit to be derived from tax loss and tax credit carryforwards. Deferred income tax expense (benefit) is generally the net change during the year in the deferred income tax asset or liability. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount "more likely than not" to be realized in future tax returns. Tax rate changes are reflected in income during the period such changes are enacted.

      Diversification of Credit Risk

    The Company's financial instruments that are subject to concentrations of credit risk consist primarily of cash equivalents, investments and trade accounts receivable which are generally not collateralized. The Company's policy is to place its cash, cash equivalents and investments with high credit quality financial institutions and government agencies in order to limit the amount of credit exposure. The Company's software license and installation agreements are primarily with customers in the financial services and insurance industries. The Company maintains reserves for potential credit losses.

    During 1995, 1994 and 1993, sales under prime and subcontracts with the federal government represented 7.5%, 11.3%, and 19.5% respectively, of the Company's total revenues; related accounts receivable were $689,000 and $843,000 respectively, at December 31, 1995 and 1994. Mitek Systems, Inc. ("Mitek") (Note
7) accounted for 17.0% of total revenues in 1993, and another domestic customer accounted for 12.8% of total revenues in 1995 and 11.6% of revenues in 1994. Revenues from international customers, primarily in Western Europe and Canada, were approximately 15.4%, 11.4%, and 5.7% of total revenues in 1995, 1994 and 1993, respectively.

      Disclosures about fair value of financial instruments

    The carrying amounts of cash and cash equivalents, accounts receivable net of allowance for doubtful accounts, accounts payable and accrued liabilities approximate fair value because of the short maturities of these financial instruments. The carrying amounts of debt and capital lease obligations approximate their fair values based on interest rates currently available to the Company for borrowings with similar terms and maturities.

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


      Reincorporation

    In May 1995, the stockholders approved an Agreement and Plan of Merger whereby the Company merged with and into a newly incorporated Delaware corporation ("HNC Delaware"), which is the surviving corporation. In conjunction with the merger, each share of the Company's common stock was exchanged for one-half share of HNC Delaware's common stock. Each share of the Company's Series A, B, C, D and E preferred stock was exchanged for one-half share of HNC Delaware's Series A, B, C, D and E preferred stock, respectively, such stock having substantially identical rights, preferences and privileges to the Company's existing preferred stock. In addition, options and warrants to purchase the Company's common stock were exchanged for options and warrants to purchase one-half the amount of HNC Delaware's common stock at twice the exercise price.

    All references to share and per share amounts of common and preferred stock and other data in these financial statements have been retroactively restated to reflect the reincorporation (Note 12).

      Pro forma net income per share (unaudited)

    Pro forma net income per share is computed based on the weighted average number of common shares and common stock equivalents, using the treasury stock method, outstanding during the respective periods after giving retroactive effect to the conversion, which occurred upon the closing of the Company's initial public offering, of all outstanding shares of preferred stock into 8,956,664 shares of common stock. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, all stock options granted since May 5, 1994 and through May 5, 1995 have been included in as outstanding for all periods prior to June 26, 1995 using the treasury stock method and the $7.00 initial public offering price per share. Historical earnings per share are not presented because such amounts are not deemed meaningful due to the significant change in the Company's capital structure that occurred in connection with the initial public offering.

      Reclassifications

    Certain prior year balances have been reclassified to conform to the current year presentation.


    NOTE 2 -- ACQUISITION

    On August 30, 1996, the Company completed the acquisition of Risk Data Corporation ("RDC") upon the approval of the stockholders of RDC. Under the terms of the acquisition, accounted for as a pooling of interests, the Company exchanged 1,891,456 common shares for each then outstanding Series A preferred share of RDC stock for .61893 shares of common stock, each then outstanding Series B share of RDC stock for .86747 shares of common stock, and each then outstanding common share of RDC stock for .57999 shares of common stock.

    The fiscal year of RDC has been conformed to the Company's fiscal year effective January 1, 1993, and all periods presented have been retroactively restated (Note 1).

    Transaction costs expected to be incurred to complete the RDC merger approximate $550,000. Transaction costs are charged to income as incurred and consist primarily of investment banker, attorney and accountant fees, and printing, mailing and registration expenses.

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 -- COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS (IN THOUSANDS)

                                                                         DECEMBER 31,
                                                                     --------------------
                                                                       1995        1994
                                                                     --------------------
     Accounts receivable, net:
          Billed ................................................    $ 4,361     $ 3,890
          Unbilled ..............................................      2,950       2,227
                                                                     -------     -------
                                                                       7,311       6,117
     Less allowance for doubtful accounts and sales returns .....       (502)       (514)
                                                                     -------     -------
                                                                     $ 6,809     $ 5,603
                                                                     =======     =======

    Unbilled amounts relate to installation and technology development contracts and generally become billable at contractually specified dates or upon the attainment of milestones.

                                                                          DECEMBER 31,
                                                                     -------------------
                                                                       1995       1994
                                                                     -------------------
     Property and equipment:
          Computer equipment ....................................    $ 4,877     $ 2,897
          Furniture and fixtures ................................      1,269         995
          Leasehold improvements ................................        166         125
                                                                     -------     -------
                                                                       6,312       4,017
     Less accumulated depreciation and amortization .............     (2,370)     (1,156)
                                                                     -------     -------
                                                                     $ 3,942     $ 2,861
                                                                     =======     =======

     Accrued liabilities:
          Payroll and related benefits ..........................    $ 1,126     $   334
          Vacation ..............................................        435         288
          Offering costs ........................................        295         -
          Other .................................................        874         440
                                                                     -------     -------
                                                                     $ 2,730     $ 1,062
                                                                     =======     =======


NOTE 4 - INVESTMENTS

    At December 31, 1995, the amortized cost and estimated fair value of investments held as available-for-sale were as follows (in thousands):

                                            AMORTIZED  UNREALIZED  UNREALIZED   FAIR
                                              COST       GAINS       LOSSES     VALUE
                                             -------    -------     -------    -------
     CURRENT:

     U.S. Government and Federal agencies    $ 1,481    $     9       $  --    $ 1,490
     Foreign government debt ............      1,017          2          --      1,019
     U.S. corporate debt ................      8,870         45          --      8,915
     Foreign corporate debt .............      3,164          2          --      3,166
                                             -------    -------     -------    -------
                                              14,532         58          --     14,590
                                             =======    =======     =======    =======

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


                                      AMORTIZED  UNREALIZED  UNREALIZED     FAIR
                                        COST        GAINS      LOSSES      VALUE
                                       -------     -------     -------    -------
     NON-CURRENT:

     Foreign government debt ......      1,019           2          --      1,021
     U.S. corporate debt ..........      7,077          32          --      7,109
     Foreign corporate debt .......        206          --          --        206
                                       -------     -------     -------    -------
                                         8,302          34          --      8,336
                                       -------     -------     -------    -------
                                       $22,834     $    92       $  --    $22,926
                                       =======     =======     =======    =======

    Maturities for non-current investments in securities range from one to two years. Included in the Company's 1995 income statement is a realized gain in the amount of $3,000 related to the sale of held-to-maturity securities with an aggregate amortized cost in the amount of $2,464,000. These securities were sold and reinvested in order to reduce the average maturity of the portfolio in order to limit the Company's credit exposure. The cost of securities sold is determined by the specific identification method.


NOTE 5 -- NOTES PAYABLE

    Long-term debt consists of the following (in thousands):


                                                           DECEMBER 31,
                                                       -------------------
                                                         1995        1994
                                                       -------------------
     RDC revolving credit facility ................    $ 2,195     $ 1,375
     Subordinated notes ...........................      1,000           -
     Equipment loans ..............................          -         687
                                                       -------     -------
                                                         3,195       2,062
     Less current portion .........................     (2,195)     (1,661)
                                                       -------     -------
                                                       $ 1,000     $   401
                                                       =======     =======

    The Company has a Loan and Security Agreement, with a bank, which provides for a revolving line of credit and equipment loans through May 5, 1996. The agreement requires that the Company maintain certain financial ratios and levels of working capital, tangible net worth and profitability and also restricts the Company's ability to pay cash dividends without the bank's consent.

    At December 31, 1995 and 1994, the Company had $0 outstanding under the revolving line of credit, which allowed for maximum borrowings in an amount up to the lower of 75% of eligible accounts receivable or $1,000,000. Any borrowings under the agreement will be collateralized by substantially all of the Company's assets. Interest is payable monthly at the bank's prime rate, which was 8.5% at December 31, 1995.

    The Company's equipment line allows for maximum borrowings of $1,000,000 and is collateralized by the equipment purchased. Principal is payable in 36 equal installments from the inception of each loan at an 11% interest rate at December 31, 1995.

    As of December 31, 1995, RDC had $2,195,000 outstanding under a $3,000,000 revolving line of credit with a bank, secured by RDC's assets. Advances under the line were limited to 75% of eligible accounts receivable. The line bore interest at the bank's prime rate plus 2% , which was 10.75% at December 31, 1995 (Note 12).

    Effective January 6, 1996, RDC renewed its credit facility with revised terms and conditions. The new credit facility is comprised of a revolving line of credit secured by eligible accounts receivable as well as a bridge loan which is secured by the guarantees of certain stockholders of HNC. The maximum amount currently available under the revolving line of credit is $1,600,000. Future borrowings under the revolving line of credit may increase to the lesser of 75% of eligible accounts receivable or $3,000,000, when certain financial covenants are met. The revolving line of credit matures on January 5, 1997. The bridge loan portion of the credit facility has no financial covenants and may be drawn against up to $2,000,000. The bridge loan matures on September 5, 1996. All borrowings under the credit facility bear interest at the bank's prime rate plus 3% (Note 12).

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


    The RDC line of credit agreement contains financial covenants including the maintenance of key financial ratios and covenants that limit the incurrence of additional debt and expenditures for the repurchase of the Company's common stock. At December 31, 1995, the Company was not in compliance with certain financial covenants and had obtained the necessary waiver from the bank as of that date (Note 12).

    During 1995, the preferred stockholders of RDC loaned the Company $1,000,000 under subordinated note agreements (secured by the assets of Risk Data but subordinated to borrowings under the Risk Data line of credit) bearing interest at 9%. The unpaid balance, together with accrued interest, is due in January 1997, subject to acceleration under certain conditions (Note 12).


NOTE 6 - LEASES

    At December 31, 1995, the Company is obligated under noncancelable operating leases for its facilities and certain equipment through 2003 as follows: 1996 -- $1,101,000; 1997 -- $1,137,000; 1998 -- $963,000; 1999 -- $705,000; 2000 --
$712,000; and thereafter -- $1,700,000. The lease for the Company's corporate headquarters provides for scheduled rent increases and an option to extend the lease for five years with certain changes to the terms of the lease agreement and a refurbishment allowance. Rent expense under operating leases for the years ended December 31, 1995, 1994, and 1993 was approximately $1,192,000, $898,000, and $766,000 respectively.

    RDC maintains a lease line of credit with a leasing company for the acquisition of equipment under capital lease arrangements. Future minimum payments are as follows (in thousands):

          1996 .............................................     $ 569
          1997 .............................................       321
          1998 .............................................        55
                                                                 -----
                                                                   945
          Less amounts representing interest ...............      (111)
                                                                 -----
          Capital lease obligations ........................       834
          Less current portion .............................      (461)
                                                                 -----
                                                                 $ 373
                                                                 =====

    The book value of assets under the capital leases at December 31, 1995 and 1994 was $1,614,000 and $1,054,000 net of accumulated amortization of $572,000 and $391,000, respectively.


NOTE 7 -- LICENSE OF CHARACTER RECOGNITION TECHNOLOGY

    In November 1992, the Company entered into an agreement that granted Mitek a license to use certain character recognition technology developed by the Company. The agreement provided for the Company to receive an initial license and support fee payment of $1,350,000 and an additional license and support fee based on a percentage of Mitek's revenue from the sale of character recognition products through November 1995. The agreement also required that the Company sell certain proprietary computer boards to Mitek at a substantial discount from normal sales prices, but in excess of cost, and provide ongoing engineering and technical support over the agreement period, which ended during November 1995. As the Company had a significant continuing obligation under this agreement, the initial license and support fee received thereunder was deferred on receipt and recognized as revenue over the performance period based on estimated sales of proprietary computer boards. The additional license and support fees were recognized as a percentage of actual Mitek revenues pursuant to the agreement.

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


    Revenue recognized pursuant to this agreement, which is included in "contracts and other" in the consolidated statement of income, is summarized as follows (in thousands):

                                                       YEAR ENDED DECEMBER 31,
                                                     --------------------------
                                                      1995      1994      1993
                                                     --------------------------
         Initial license fee ....................    $   47    $  295    $  939
         Additional license and support fee .....       314       476       495
         Computer board sales ...................       527       657       748
                                                     ------    ------    ------
                                                     $  888    $1,428    $2,182
                                                     ======    ======    ======

NOTE 8 -- CAPITAL STOCK AND STOCK WARRANTS

    The Consolidated Statement of Stockholders' Equity (Deficit) has been retroactively restated for all years presented to give effect to the acquisition on August 30, 1996 of RDC through a stock-for-stock merger with each then outstanding Series A preferred share of RDC stock exchanged for .61893 shares of common stock, each then outstanding Series B share of RDC stock exchanged for
 .86747 shares of common stock, and each then outstanding common share of RDC stock exchanged for .57999 shares of common stock (Note 2).

    During June 1995, the Company completed its initial public offering for sale of 5,175,000 shares of common stock (of which 2,375,000 shares were sold by the Company and 2,800,000 shares were sold by certain selling stockholders) at a price to the public of $7.00 per share, which resulted in net proceeds to the Company of $15,461,000 after the payment of underwriters' commissions but before the deduction of offering expenses. Upon the closing of the Company's initial public offering, all outstanding shares of Series A, B, C, D, and E convertible preferred stock were automatically converted into shares of common stock at their then effective conversion prices. Upon conversion, the preferred stockholders were no longer entitled to any undeclared cumulative dividends and all class voting rights terminated.

    During June 1995, in connection with the Company's initial public offering, holders of warrants to purchase 82,500 and 17,730 shares of common stock at exercise prices of $1.20 and $1.41 per share, respectively, exercised such warrants for proceeds to the Company of $124,000.

    During December 1995, the Company completed a secondary public offering for sale of 3,000,000 shares of common stock (of which 1,115,574 shares were sold by the Company and 1,884,426 shares were sold by certain selling stockholders) at a price to the public of $18.50 per share, which resulted in net proceeds to the Company of $19,606,000 after the payment of underwriters' commissions but before the deduction of offering expenses.

    At December 31, 1995, the Company had warrants outstanding for the purchase of 4,333 shares and 10,942 shares of common stock at a price of $12.29 and $15.03 per share, respectively. The warrants are currently exercisable, and expire in August 1997 and May 2004, respectively. In connection with the renewal of an RDC credit facility on January 6, 1996, the Company lowered the exercise price on the warrant to purchase 4,333 shares of common stock from $12.29 per share to $5.17 per share. The Company recorded no charge to operations related to the original grant or repricing of these warrants based on the insignificance of their fair values.

    On March 5, 1996, the company announced that its Board of Directors approved a two-for-one stock split effected in the form of a common stock dividend. This stock dividend was paid to the corporation's stockholders of record as of the close of business on March 18, 1996. Such stockholders of record received stock certificates representing one additional share of HNC Software Inc. common stock for each outstanding share of common stock then held. Distribution of shares issued pursuant to the stock dividend occurred on April 3, 1996. All references in these supplemental consolidated financial statements to share and per share amounts have been adjusted to give retroactive effect to the stock split.

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 -- INCOME TAXES

    The income tax provision (benefit) is summarized as follows (in thousands):

                                                YEAR ENDED DECEMBER 31,
                                              --------------------------
                                               1995      1994      1993
                                               ----      ----      ----
         Current:
              Federal ....................    $  97     $  17     $  10
              State ......................       76        28         3

         Deferred:
              Federal ....................     (565)     (425)       --
              State ......................     (183)      (75)       --
                                              -----     -----     -----
                                              $(575)    $(455)    $  13
                                              =====     =====     =====

    Deferred tax assets (liabilities) are summarized as follows (in thousands):

                                                                                                DECEMBER 31,
                                                                                             1995         1994
                                                                                             ----         ----
         Gross deferred tax liability - commission advances  .................            $  (340)     $  (133)
         Net operating loss carryforwards  ...................................              2,826        3,013
         Research and development credit carryforwards  ......................              1,370        1,199
         Reserves and allowances  ............................................                414          339
         Other  ..............................................................                353          320
                                                                                          -------      -------
         Gross deferred tax assets  ..........................................              4,623        4,738
         Deferred tax asset valuation allowance  .............................             (2,575)      (4,238)
                                                                                          -------      -------
              Net deferred tax asset  ........................................            $ 2,048      $   500
                                                                                          =======      =======

    At December 31, 1995 and 1994, the Company provided deferred tax asset valuation allowances for deferred tax assets which management determined were not "more likely than not" to be realized based on recent trends in operating results after eliminating the effects of non-recurring revenue (Note 7). During the third quarter of 1995, the Company partially released the valuation allowance based on management's assessment that it was more likely than not that the Company will realize a portion of the asset in future periods due to recent improvements in operating results.

    During December 1995, the Company realized certain tax benefits related to stock option plans in the amount of $800,000. The benefit from the stock option tax deduction is credited directly to paid-in capital.

    A reconciliation of the income tax provision (benefit) to the amount computed by applying the statutory federal income tax rate to income before income tax provision is summarized as follows (in thousands):

                                                                                    YEAR ENDED DECEMBER 31,
                                                                                   1995       1994      1993
                                                                                   ----       ----      ----
         Amounts computed at statutory Federal rate  ........................   $   656      $  32     $  94
         Utilization of net operating loss carryforwards
              in current year return  .......................................    (1,261)      (226)     (296)
         Losses without tax benefit  ........................................       664        466       219
         Release of valuation allowance  ....................................      (767)      (782)      (79)
         State income taxes  ................................................        76         28         3
         Other  .............................................................        57         27        72
                                                                                -------      -----     -----
         Income tax provision (benefit)  ....................................   $  (575)     $(455)    $  13
                                                                                =======      =====     =====

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


    At December 31, 1995, the Company had federal and state net operating loss carryforwards of $2,186,000 and $481,000, respectively. The federal and state net operating loss carryforwards expire from 2003 to 2009 and from 1996 to 1998, respectively. The Company also has $881,000 of federal research and development credit carryforwards, which expire from 2001 through 2008, and $313,000 of state research and development credit carryforwards, which have no expiration date. Should a substantial change in the Company's ownership occur, as defined by the Tax Reform Act of 1986, there will be an annual limitation on the utilization of net operating loss and research and development credit carryforwards.

    At December 31, 1995, RDC had federal and state net operating loss carryforwards of approximately $5,300,000 and $2,650,000, respectively, which will begin to expire in 1996. RDC also has approximately $130,000 of federal research and development credit carryforwards and $46,000 of state research and development credit carryforwards, which will begin to expire in 2002. As a result of the merger with HNC, the utilization of RDC's net operating loss carryover tax attributes and other tax attributes are subject to certain limitations. The net operating loss tax attributes are available to offset only the post-merger taxable income of RDC. Additionally, the use of the tax attributes is subject to an annual limitation because an ownership change, as defined by the Tax Reform Act of 1986, occurred at the date of the merger.


NOTE 10 -- EMPLOYEE BENEFIT PLANS

    During 1987, the Company adopted the 1987 Stock Option Plan whereby 2,500,000 shares of the Company's common stock were reserved for issuance pursuant to nonqualified and incentive stock options to its officers, directors, key employees and consultants. The plan, as amended, is administered by the Board of Directors or its designees and provides generally that, for incentive stock options and nonqualified stock options, the exercise price must not be less than the fair market value of the shares as determined by the Board of Directors at the date of grant. The options expire no later than ten years from the date of grant and may be exercised in installments based upon stipulated timetables (not in excess of seven years) or, for certain options, upon achievement of specified performance goals, if earlier. At December 31, 1995, options to purchase 1,124,578 shares were exercisable.

    During June 1995, the Company adopted the 1995 Directors Stock Option Plan (the "Directors Plan"), the 1995 Equity Incentive Plan (the "Incentive Plan") and the 1995 Employee Stock Purchase Plan (the "Purchase Plan"). For purposes of the discussion contained in the three paragraphs below, "fair market value" means the closing price of the Company's Common Stock on the Nasdaq National Market on the grant date.

    The Directors Plan provides for the issuance of up to 300,000 nonqualified stock options to the Company's outside directors. Under the provisions of the Directors Plan, options to purchase 25,000 shares of the Company's common stock were granted to outside directors upon the later to occur of the effective date of the initial public offering or their respective dates of becoming members of the Board of Directors and 10,000 additional options will be granted on each anniversary of such dates. Options under the Directors Plan are granted at the fair market value of the stock at the grant date and vest at specific times over a four-year period. No options granted under the Directors Plan were exercisable at December 31, 1995.

    The Incentive Plan provides for the issuance of up to 1,300,000 shares of the Company's common stock in the form of nonqualified or incentive stock options, restricted stock or stock bonuses. In addition, any shares remaining unissued under the 1987 Stock Option Plan on the effective date of the Incentive Plan, and any shares issuable upon exercise of options granted pursuant to the 1987 Stock Option Plan that expire or become unexercisable for any reason without having been exercised in full, will no longer be available for issuance under the 1987 Stock Option Plan but will be available for issuance under the Incentive Plan. Nonqualified stock options and restricted stock may be awarded at a price not less than 85% of the fair market value of the stock at the date of the award. Incentive stock options must be awarded at a price not less than 100% of the fair market value of the stock at the date of the award, or 110% of fair market value for awards to more than 10% stockholders. Options granted under the Incentive Plan may have a term of up to 10 years. The Company has the discretion to provide for restrictions and the lapse thereof in respect of restricted stock awards and typically vest at the rate of 25% of the total grant per year over a four-year period. However, the Company may, at its discretion, implement a different vesting schedule with respect to any new stock option grant. At December 31, 1995, 8,792 shares were exercisable under the Incentive Plan.

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


    The Purchase Plan provides for the issuance of a maximum of 400,000 shares of common stock. Each purchase period, eligible employees may designate between 2% and 10% of their cash compensation, subject to certain limitations, to be deducted from their pay for the purchase of common stock under the Purchase Plan. The purchase price of the shares under the Purchase Plan is equal to 85% of the lesser of the fair market value per share, as defined by the Purchase Plan, on the first day of the twelve-month offering period and the last day of each six-month purchase period.

    RDC's stock option plan is being administered by the Company subsequent to the merger. All outstanding RDC options were converted into options to purchase Company common stock and adjusted to give effect to the .58 exchange ratio. No changes were made to the terms of the RDC options in connection with the exchange. Options granted under the RDC stock option plan generally vest over a four-year period and expire 10 years after the date of grant.

    Transactions under the stock option plan during the years ended December 31, 1993, 1994 and 1995, including RDC options under the RDC stock option plan, are summarized as follows (in thousands, except per share data):

                                                                     SHARES
                                                                   AVAILABLE
                                                                      FOR             OPTIONS OUTSTANDING
                                                                     GRANT          SHARES         PRICE
                                                                     -----          ------         -----
    Outstanding at December 31, 1992  ..........................       591          1,759      $ .02 - $  .40
         Options granted  ......................................      (293)           293      $ .40 - $  .76
         Options exercised  ....................................        --           (132)     $ .20 - $  .30
         Options canceled  .....................................        33            (33)     $ .02   $  .40
                                                                    ------          -----
    Outstanding at December 31, 1993  ..........................       331          1,887      $ .02 - $  .76
         Additional options authorized  ........................       450             --               --
         Options granted  ......................................      (288)           288      $1.00 - $ 2.50
         Options exercised  ....................................        --            (40)     $ .20 - $  .40
         Options canceled  .....................................        54            (54)     $ .20 - $ 2.25
                                                                    ------          -----
    Outstanding at December 31, 1994  ..........................       547          2,081      $ .02 - $ 2.50
         Additional options authorized  ........................     1,600             --               --
         Options granted  ......................................    (1,036)         1,036      $1.50 - $22.75
         Options exercised  ....................................        --           (196)     $ .20 - $  .30
         Options canceled  .....................................       262           (262)     $ .30 - $18.88
                                                                    ------          -----
    Outstanding at December 31, 1995  ..........................     1,373          2,659      $ .02 - $22.75
                                                                    ======          =====


NOTE 11 -- CONTINGENCIES

    Various claims arising in the course of business, seeking monetary damages and other relief, are pending. The amount of the liability, if any, from such claims, cannot be determined with certainty; however, in the opinion of management, the ultimate liability for such claims will not have a material adverse effect on the Company's consolidated financial position or results of operations.


NOTE 12 - SUBSEQUENT EVENTS

    On March 5, 1996, the company announced that its Board of Directors approved a two-for-one stock split effected in the form of a common stock dividend. This stock dividend was paid to the corporation's stockholders of record as of the close of business on March 18, 1996. Such stockholders of record received stock certificates representing one additional share of HNC Software Inc. common stock for each outstanding share of common stock then held. Distribution of shares issued pursuant to the stock dividend occurred on April 3, 1996. All references in these supplemental consolidated financial statements to share and per share amounts have been adjusted to give retroactive effect to the stock split.

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


As of June 30, 1996, RDC had borrowed approximately $1,999,000 against the bridge loan portion of the renewed credit facility to fund working capital needs. During September 1996, all of the Company's outstanding debt, including $3,901,000 of bank notes payable and $1,000,000 of notes payable to stockholders, was repaid.

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE


To the Board of Directors and Stockholders of HNC Software Inc.

Our audits of the consolidated financial statements referred to in our report dated January 30, 1996, except as to the stock split which is as of April 3, 1996 and as to the pooling of interests with Risk Data Corporation which is as of August 30, 1996 and as to the repayment of all of Risk Data Corporation's outstanding debt which is as of September 11, 1996, appearing on page 26 of this Current Report on Form 8-K/A-1 also included an audit of the Financial Statement Schedule listed in Item 7(b)(4) of this Form 8-K/A-1. In our opinion, this Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.





PRICE WATERHOUSE LLP

San Diego, California
January 30, 1996,
except as to the stock split which is as of April 3, 1996 and as to the pooling of interests with Risk Data Corporation which is as of August 30, 1996 and as to the repayment of all of Risk Data Corporation's outstanding debt which is as of September 11, 1996

                                                                     SCHEDULE II

                                HNC SOFTWARE INC.

          SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                   FOR THE THREE YEARS ENDED DECEMBER 31, 1995



                                               ALLOWANCE FOR         DEFERRED TAX
                                             DOUBTFUL ACCOUNTS      ASSET VALUATION
                                              & SALES RETURNS          ALLOWANCE
                                             -----------------      ---------------
Balance at December 31, 1992                     $ 168,000           $ 4,865,000
     Provision                                     166,000                43,000
     Write-off                                     (42,000)                  -
     Recovery                                          -                (250,000)
                                                 ---------           -----------

Balance at December 31, 1993                       292,000             4,658,000
     Provision                                     484,000               972,000
     Write-off                                    (262,000)                  -
     Recovery                                          -              (1,392,000)
                                                 ---------           -----------

Balance at December 31, 1994                       514,000             4,238,000
     Provision                                     478,000               560,000
     Write-off                                    (472,000)                  -
     Recovery                                      (18,000)           (2,223,000)
                                                 ---------           -----------

Balance at December 31, 1995                     $ 502,000           $ 2,575,000
                                                 =========           ===========

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 14, 1996

                                              HNC SOFTWARE INC.


                                              By:  /s/ Raymond V. Thomas
                                                 -------------------------------
                                                   Raymond V. Thomas
                                                   Chief Financial Officer

                                INDEX TO EXHIBITS



    Exhibit
     Number                     Description of Exhibit
     ------                     ----------------------

    *2.01 Agreement and Plan of Reorganization dated as of July 19, 1996 by and among the Company, HNC Merger Corp. and Risk Data Corporation, as amended

    *2.02 Agreement of Merger dated as of August 30, 1996 by and between HNC Merger Corp. and Risk Data Corporation

    *4.01 Registration Rights Agreement dated as of August 30, 1996 by and among the Company and the former shareholders of Risk Data Corporation

    11.01     Statement Regarding Computation of Per Share Earnings (Loss)

    23.01     Consent of Price Waterhouse LLP, Independent Accountants

    23.02     Consent of Ernst & Young LLP, Independent Auditors


         *The asterisked exhibits were included in the registrant's report on Form 8-K as filed by the registrant on September 12, 1996.